SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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POLYONE CORPORATION
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POLYONE CORPORATION

Notice of 2010
Annual Meeting of Shareholders
and Proxy Statement

March 29, 2010

Dear Fellow Shareholder:

You are cordially invited to attend the PolyOne Corporation Annual Meeting of Shareholders, which will be held at 9:00 a.m. on Wednesday, May 12, 2010, at LACENTRE Conference and Banquet Facility, Champagne C Ballroom, 25777 Detroit Road, Westlake, Ohio.

A Notice of the Annual Meeting and the Proxy Statement follow. Please review this material for information concerning the business to be conducted at the Annual Meeting and the nominees for election as Directors.

You will also find enclosed a proxy and/or voting instruction card and an envelope in which to return the card. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your enclosed proxy and/or voting instruction card, or vote over the telephone or the Internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Your vote is very important. You may, of course, withdraw your proxy and change your vote prior to or at the Annual Meeting, by following the steps described in the Proxy Statement.

I appreciate the strong support of our shareholders over the years and look forward to seeing you at the meeting.

Sincerely,

Stephen D. Newlin
Chairman, President and Chief Executive Officer
PolyOne Corporation

Please refer to the accompanying materials for voting instructions.

POLYONE CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
POLYONE CORPORATION
PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
2009 DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP OF COMMON SHARES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS
2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2009 OPTION EXERCISES AND STOCK VESTED
2009 PENSION BENEFITS
2009 NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL
PROPOSAL 2 -- APPROVAL OF THE POLYONE CORPORATION 2010 EQUITY AND PERFORMANCE INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 -- APPROVAL OF THE POLYONE CORPORATION SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN (EFFECTIVE JANUARY 1, 2011)
PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
GENERAL
APPENDIX A POLYONE CORPORATION 2010 EQUITY AND PERFORMANCE INCENTIVE PLAN
APPENDIX B
POLYONE CORPORATION SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN (EFFECTIVE JANUARY 1, 2011)

POLYONE CORPORATION

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of PolyOne Corporation will be held at the LACENTRE Conference and Banquet Facility, Champagne C Ballroom, 25777 Detroit Road, Westlake, Ohio at 9:00 a.m. on Wednesday, May 12, 2010. The purposes of the meeting are:

1.	To elect as Directors the nine nominees named in the proxy statement and recommended by the Board of Directors;

2.	To approve the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

3.	To approve the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011);

4.	To ratify the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

5.	To consider and transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the meeting.

For the Board of Directors

Lisa K. Kunkle
Vice President, General Counsel
and Secretary

March 29, 2010

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 12, 2010:

The proxy statement, proxy card and annual report to shareholders for the fiscal year ended December 31, 2009 are available at our internet website, www.polyone.com, on the “Investors Relations” page.

POLYONE CORPORATION
PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012

PROXY STATEMENT
Dated March 29, 2010

Our Board of Directors respectfully requests your proxy for use at the Annual Meeting of Shareholders to be held at the LACENTRE Conference and Banquet Facility, Champagne C Ballroom, 25777 Detroit Road, Westlake, Ohio at 9:00 a.m. on Wednesday, May 12, 2010, and at any adjournments of that meeting. This proxy statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed proxy card. Common shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on pages 3 through 7 of this proxy statement, to approve the PolyOne Corporation 2010 Equity and Performance Incentive Plan, to approve the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011) and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. You may revoke your proxy before it is voted by giving notice to us in writing or orally at the meeting. Persons entitled to direct the vote of shares held by the following plans will receive a separate voting instruction card: The PolyOne Retirement Savings Plan and PolyOne Canada Inc. Retirement Savings Program. If you receive a separate voting instruction card for one of these plans, you must sign and return the card as indicated on the card in order to instruct the trustee on how to vote the shares held under the plan. You may revoke your voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee.

Shareholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.

We are mailing this proxy statement and the enclosed proxy card and, if applicable, the voting instruction card, to shareholders on or about April 5, 2010. Our headquarters are located at PolyOne Center, 33587 Walker Road, Avon Lake, Ohio 44012 and our telephone number is (440) 930-1000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten Directors. Each Director serves for a one-year term and until a successor is duly elected and qualified, subject to the Director’s earlier death, retirement or resignation. Our Corporate Governance Guidelines provide that all non-employee Directors will retire from the Board not later than the first Annual Meeting of Shareholders following the Director’s 70th birthday. In accordance with these Guidelines, Ms. Duff-Bloom will retire from the Board at the 2010 Annual Meeting of Shareholders. Following Ms. Duff-Bloom’s retirement, our Board will consist of nine Directors.

A shareholder who wishes to suggest a Director candidate for consideration by the Nominating and Governance Committee must provide written notice to our Secretary in accordance with the procedures specified in Regulation 12 of our Regulations. Generally, the Secretary must receive the notice not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of our common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

Following are the nominees for election as Directors for terms expiring in 2011, a description of the business experience of each nominee and the names of other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusions that the nominee should serve as a Director, the Board also believes that all of our Director nominees are individuals of substantial accomplishment with demonstrated leadership capabilities. Each of our Directors also has the following personal characteristics, which are required attributes for all Board nominees: high ethical standards, integrity, judgment, and an ability to devote sufficient time to the affairs of our Company. Each of the nominees is a current member of the Board. The reference below each Director’s name to the term of service as a Director includes the period during which the Director served as a Director of The Geon Company (“Geon”) or M.A. Hanna Company (“M.A. Hanna”), each one of our predecessors. The information is current as of March 15, 2010.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

J. Douglas Campbell Director since 1993 Age — 68	Retired Chairman and Chief Executive Officer of ArrMaz Custom Chemicals, Inc., a specialty mining and asphalt additives and reagents producer. Mr. Campbell served in this capacity from December 2003 until the company was sold in July 2006. Mr. Campbell served as President and Chief Executive Officer and was a Director of Arcadian Corporation, a nitrogen chemicals and fertilizer manufacturer, from December 1992 until the company was sold in 1997. We believe that Mr. Campbell is particularly qualified to serve as a member of our Board because of his in- depth knowledge of our industry and his experience in holding leadership roles at other manufacturing companies. Mr. Campbell has served as chief executive officer and has held other officer positions in the oil, chemical and plastics industries. We believe that the knowledge and skills that he gained in these roles provides him with an ideal background for serving as a director of PolyOne.

Dr. Carol A. Cartwright Director since 1994 Age — 68	President of Bowling Green State University, a public higher education institution, since January 2009 and Interim President from July 2008 to January 2009. Dr. Cartwright served as President of Kent State University, a public higher education institution, from 1991 until her retirement in June 2006. Dr. Cartwright currently serves on the Boards of Directors of KeyCorp and FirstEnergy. From 2002 to 2008, Dr. Cartwright served on the Board of Directors of The Davey Tree Expert Company. We believe that Dr. Cartwright has gained many of the skills and attributes necessary to serve as an effective member of our Board in her 17 years of experience serving as a chief executive officer of large, complex, non-profit organizations. In her leadership role at these organizations, she has had responsibility for direct oversight for strategic planning, program development, financial management, capital construction, human resources, labor negotiations and investments. This specific experience, as well as her proven ability to lead, makes Dr. Cartwright an invaluable member of our Board.

Richard H. Fearon Director since 2004 Age — 54	Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, a global manufacturing company, since February 2009. Mr. Fearon served as Executive Vice President, Chief Financial and Planning Officer from April 2002 until February 2009. Mr. Fearon served as a Partner of Willow Place Partners LLC from 2001 to 2002 and was the Senior Vice President Corporate Development for Transamerica Corporation from 1995 to 2000. We believe that Mr. Fearon’s financial expertise, experience and knowledge of international operations, knowledge of diversified companies and corporate development expertise provide him with the qualifications and skills to serve as a valued member of our Board. Mr. Fearon’s advice with respect to financial issues affecting our company is specifically valued and utilized, especially in his role as Chair of our Audit Committee. As a sitting executive and leader at a multi-national corporation, Mr. Fearon is particularly equipped to advise our Board on current issues facing our company.

Gordon D. Harnett Director since 1997 Age — 67	Lead Director of our Board of Directors since July 18, 2007. Retired Chairman, President and Chief Executive Officer of Brush Engineered Materials Inc., an international supplier and producer of high performance engineered materials. Mr. Harnett served in this capacity from 1991 until his retirement in May 2006. Mr. Harnett serves on the Boards of Directors of The Lubrizol Corporation, EnPro Industries, Inc. and Acuity Brands, Inc. We believe that Mr. Harnett’s extensive experience in the specialty chemicals industry provides him with unique skills in serving as a PolyOne Director. Mr. Harnett’s past experience includes leadership roles at a number of specialty chemical companies, including serving as a senior vice president of Goodrich Specialty Chemicals and president of Tremco, in addition to his role as chief executive officer at Brush Engineered Materials. Mr. Harnett is also uniquely qualified to assist our Board on international issues, as he previously resided in Canada and Japan while actively involved in the international operations of his former employers. Mr. Harnett, Chair of our Compensation Committee, is especially knowledgeable in the area of executive compensation, due to his experiences serving on the compensation committees of other public companies.

Richard A. Lorraine Director since 2008 Age — 64	Retired Senior Vice President and Chief Financial Officer of Eastman Chemical Company, a specialty chemicals company. Mr. Lorraine served in this capacity from 2003 to 2008. Mr. Lorraine also served as Executive Vice President and Chief Financial Officer of Occidental Chemical Company from 1995 to 2003. Mr. Lorraine serves on the Board of Directors of Carus Corporation. We believe that Mr. Lorraine is a valuable recent addition to our Board. Mr. Lorraine provides our Board with the broad business perspective that he gained in extensive leadership roles in varying industries. He is particularly equipped to advise our Board and Audit Committee on financial issues affecting our company due to his prior roles as chief financial officer. In addition, he has a significant international background and in-depth commercial experience. All of these attributes provide Mr. Lorraine with valuable skills that he shares with our Board.

Edward J. Mooney Director since 2006 Age — 68	Retired Chairman and Chief Executive Officer of Nalco Chemical Company, a specialty chemicals company. Mr. Mooney served in this capacity from 1994 to 2000. Mr. Mooney also served as Déléqué Général — North America, of Suez Lyonnaise des Eaux from 2000 to 2001, following its acquisition of Nalco. Mr. Mooney serves on the Boards of Directors of FMC Corporation, FMC Technologies, Inc., Northern Trust Corporation, Cabot Microelectronics Corporation and Commonwealth Edison Company (a wholly-owned subsidiary of Exelon Corporation). We believe that Mr. Mooney’s expansive knowledge of the chemical industry make him uniquely qualified to serve on our Board. In particular, in his prior role as chief executive officer of a specialty chemicals company, Mr. Mooney gained relevant knowledge and valuable insight that he can share with our company. In addition, Mr. Mooney’s current service on boards of directors of other private and public companies provides him with unique, up-to-date perspectives that he has learned serving in those capacities.

Stephen D. Newlin Director since 2006 Age — 57	Chairman, President and Chief Executive Officer of PolyOne since February 2006. Mr. Newlin served as President — Industrial Sector of Ecolab, Inc., a global leader in cleaning and sanitizing specialty chemicals, products and services from 2003 to 2006. Mr. Newlin served as President and a director of Nalco Chemical Company, a manufacturer of specialty chemicals, services and systems, from 1998 to 2001 and was Chief Operating Officer and Vice Chairman from 2000 to 2001. Mr. Newlin serves on the Boards of Directors of Black Hills Corporation and The Valspar Corporation. We believe that, as our chief executive officer, Mr. Newlin is particularly qualified to serve on our Board. He has gained significant experience in the specialty chemical industry, serving as a chief executive officer in this industry for over 30 years. In addition, in his role as our CEO, he has proven that he is an effective leader. He is also able to contribute his knowledge and experience with respect to international issues as a result of his global work responsibilities and living abroad. Mr. Newlin’s skills, gained over years of working in a leadership role, provide him with the right combination of broad-based knowledge and industry-specific experience to allow him to serve as an effective Chairman of our Board.

William H. Powell Director since 2008 Age — 64	Retired Chairman and Chief Executive Officer of National Starch and Chemical Company, a specialty chemicals company. Mr. Powell served in this capacity from 1999 until his retirement in 2006. Mr. Powell serves on the Boards of Directors of Arch Chemicals, Inc. and Granite Construction Incorporated. We believe that Mr. Powell’s previous employment as a chief executive officer has provided him with the leadership skills that are important in serving as a Director of our company. His prior employment in the specialty chemicals industry is particularly relevant. This experience gives him the knowledge and insights to provide valuable advice and strategic direction in addressing the issues facing our company. Mr. Powell also serves as a Director of two other public companies, which provides him with experiences he can utilize when serving as a member of our Board.

Farah M. Walters Director since 1998 Age — 65	President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. Ms. Walters currently serves on the Board of Directors of Celanese Corporation. From 1993 to 2006, Ms. Walters served on the Board of Directors of Kerr-McGee Corp. From 2003 to 2006, Ms. Walters served on the Board of Directors of Alpharma Inc. Ms. Walters’ extensive business experience provides her with the attributes and skills that uniquely qualify her to serve as a member of our Board of Directors. She has over ten years of experience as a chief executive officer of a $2 billion company and a proven track record of success in a leadership role. Further, she has served on the

Board of Directors of other public companies, including those in the chemical industry. Ms. Walters’ business experience has provided her with the necessary background to allow her to provide practical and relevant advice on the issues facing our company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the members of our Board of Directors be “independent” under the listing standards of the New York Stock Exchange (“NYSE”). To be considered “independent,” the Board of Directors must make an affirmative determination that the Director has no material relationship with us other than as a Director, either directly or indirectly (such as an officer, partner or shareholder of another entity that has a relationship with us or any of our subsidiaries), and that the Director is free from any business, family or other relationship that would reasonably be expected to interfere with the exercise of independent judgment as a Director. In each case, the Board of Directors considers all relevant facts and circumstances in making an independence determination.

A Director will not be deemed to be “independent” if, within the preceding three years:

(a) the Director was our employee, or an immediate family member of the Director was either our executive officer or the executive officer of any of our affiliates;

(b) the Director received, or an immediate family member of the Director received, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service);

(c) the Director is a current partner or employee of Ernst & Young LLP, our external auditor, or within the last three years was a partner or employee of Ernst & Young LLP who personally worked on our audit during that time;

(d) an immediate family member of the Director is a current partner of Ernst & Young LLP, our external auditor, or within the last three years was an employee of Ernst & Young LLP who personally worked on our audit during that time;

(e) the Director was employed, or an immediate family member of the Director was employed, as an executive officer of another company where any of our present executive officers serve on that company’s compensation committee; or

(f) the Director was an executive officer or an employee, or an immediate family member of the Director was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

An “immediate family member” includes a Director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

A Director’s service as an executive officer of a not-for-profit organization will not impair his or her independence if, within the preceding three years, our charitable contributions to the organization in any single fiscal year, in the aggregate, did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues.

The Board of Directors determined that J. Douglas Campbell, Carol A. Cartwright, Gale Duff-Bloom, Richard H. Fearon, Robert A. Garda (who retired during 2009), Gordon D. Harnett, Richard A. Lorraine, Edward J. Mooney, William H. Powell and Farah M. Walters are independent under the NYSE “independent director” listing standards. In making this determination, the Board reviewed significant transactions, arrangements or relationships that a Director might have with our customers or suppliers.

Lead Director

Our independent directors meet regularly in executive sessions. Our Corporate Governance Guidelines provide that the independent directors are to select a Lead Director to preside at executive sessions. The Lead Director acts as the key liaison between the independent directors and the Chief Executive Officer and is responsible for coordinating the activities of the other independent directors and for performing various other duties as may from time to time be determined by the independent directors. Mr. Harnett has served as our Lead Director since July 2007.

Board Leadership Structure

Mr. Newlin is the Chairman of our Board of Directors and our Chief Executive Officer. The Board of Directors believes that this leadership structure is appropriate for our company given the experience and active involvement of our independent directors, our corporate governance practices, and our Lead Director’s role. Having a Lead Director role helps to ensure greater communication between management and the independent directors, increases the independent directors’ understanding of management decisions and Company operations, and provides an additional layer of independent oversight of the Company. The Board of Directors believes that this approach serves to strike an effective balance between management and independent director participation in the board process. Combining the Chairman and Chief Executive Officer position gives the Company a clear leader and improves efficiencies in the decision-making process.

Board Attendance

The Board met seven times during 2009, the calendar year being our fiscal year. Each member of our Board attended at least 75% of the meetings held by our Board and the meetings held by the Committees of the Board on which such member served in 2009. Each Director is expected to attend the Annual Meeting of Shareholders. In 2009, nine of our Directors serving at that time attended the Annual Meeting of Shareholders.

Committees of the Board of Directors

As of the date of this proxy statement, our Board has ten directors and the following five committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Environmental, Health and Safety Committee, and the Financial Policy Committee.

The following table sets forth the membership of the standing committees of our Board of Directors, as of the date of this proxy statement, and the number of times each committee met in 2009. The current function of each committee is described below.

					Environmental,		Nominating and
			Compensation		Health and	Financial	Governance
Director	Audit Committee		Committee		Safety Committee	Policy Committee	Committee
Mr. Campbell			X		X	X *

Dr. Cartwright	X						X *

Ms. Duff-Bloom					X	X	X

Mr. Fearon	X	*					X

Mr. Harnett	X		X	*

Mr. Lorraine	X						X

Mr. Mooney			X		X *	X

Mr. Newlin					X	X

Mr. Powell			X		X	X

Ms. Walters			X			X

Number of Meetings in 2009	8		4	(1)	2	3	1 (1)

X — Member

* — Chairperson

(1)	On May 14, 2009, we split the responsibilities of our Compensation and Governance Committee, resulting in two new separate committees: the Compensation Committee and the Nominating and Governance Committee. We believe that two separate committees will be more efficient and effective from a governance perspective and allow for each of the new committees to address a more focused set of duties. Prior to this reorganization, the Compensation and Governance Committee met a total of three times in 2009. We have not included those three meetings in the table above, however, they should be considered when reviewing the total number of times each of the new committees met in 2009.

The Audit Committee meets with appropriate financial and legal personnel and independent auditors to review our corporate accounting, internal controls, financial reporting and compliance with legal and regulatory requirements. The Committee exercises oversight of our independent auditors, internal auditors and financial management. The Audit Committee appoints the independent auditors to serve as auditors in examining our corporate accounts. Our common shares are listed on the NYSE and are governed by its listing standards. All members of the Audit Committee meet the financial literacy and independence requirements as set forth in the NYSE listing standards. The Board of Directors has determined that Mr. Fearon meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Compensation Committee reviews and approves the compensation, benefits and perquisites afforded our executive officers and other highly-compensated personnel. The Committee has similar responsibilities with respect to non-employee Directors, except that the Committee’s actions and determinations are subject to the approval of the Board of Directors. The Committee also has oversight responsibilities for all of our broad-based compensation and benefit programs and provides policy guidance and oversight on selected human resource policies and practices. To help it perform its responsibilities, the Committee makes use of PolyOne resources, including members of senior management in our human resources, legal and finance departments. In addition, the Committee directly engages the resources of Towers Watson (formerly Towers Perrin, the “Consultant”) as an independent outside compensation consultant to assist the Committee in assessing the competitiveness and overall appropriateness of our executive compensation programs. In 2009, the

Committee, assisted by the Consultant, analyzed competitive market compensation data relating to salary, annual incentives and long-term incentives. In analyzing competitive market data, the Committee reviewed data from a peer group of similarly-sized U.S. chemical companies and reviewed data from the Consultant’s Compensation Data Bank and other published surveys. The Consultant then assisted the Committee in benchmarking base salaries and annual and long-term incentive targets to approximate the market median. The Consultant assisted our human resources department in preparing tally sheets to provide the Committee with information regarding our executive officers’ total annual compensation, termination benefits and wealth accumulation. More detailed information about the compensation awarded to our executive officers in 2009 is provided in the “Compensation Discussion and Analysis” section of this proxy statement. The Consultant maintains regular contact with the Committee and interacts with management to gather the data needed to prepare reports for Committee review.

The Consultant did not provide us with services in excess of $120,000 that were in addition to the services provided in connection with its advice and recommendations on the amount or form of executive and director compensation.

The Compensation Committee reviews succession planning for the Chief Executive Officer and other executive officers and oversees the process by which the Board annually evaluates the performance of the Chief Executive Officer. All members of the Compensation Committee have been determined to be independent as defined by the NYSE listing standards.

The Nominating and Governance Committee recommends to the Board of Directors candidates for nomination as Director and advises the Board with respect to governance issues and directorship practices. All members of the Nominating and Governance Committee have been determined to be independent as defined by the NYSE listing standards.

The Nominating and Governance Committee will consider shareholder suggestions for nominees for election to our Board of Directors as described on page 3. The Committee uses a variety of methods for identifying and evaluating nominees for Directors, including third-party search firms, recommendations from current Board members and recommendations from shareholders. Nominees for election to the Board of Directors are selected on the basis of the following criteria:

•	Business or professional experience;

•	Knowledge and skill in certain specialty areas such as accounting and finance, international markets, physical sciences and technology or the polymer or chemical industry;

•	Personal characteristics such as ethical standards, integrity, judgment, leadership and the ability to devote sufficient time to our affairs;

•	Substantial accomplishments with demonstrated leadership capabilities;

•	Freedom from outside interests that conflict with our best interests;

•	The diversity of backgrounds and experience each member will bring to the Board of Directors; and

•	Our needs from time to time.

While the Committee or the Board does not have a formal policy with respect to the consideration of diversity in identifying director nominees, they do consider diversity when evaluating potential Board nominees. We consider diversity to include race, gender and national origin, as well as differences in viewpoint, background, experience and skills. The Committee believes that having a diverse Board leads to more innovation, more outside-the-box-thinking and better governance. In 2009, 30% of our Board members were female and diversity is a key characteristic that we will consider, and instruct any third party search firm we use to consider, in searches for future Board members.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. The Committee has established these criteria that any Director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board who is suggested by a shareholder will be evaluated by the Committee in the same manner as any other nominee for election to the Board. Finally, if the Committee determines that a candidate should be nominated for election to the Board, the Committee will present its findings and recommendation to the full Board for approval.

In past years, the Committee has used a third-party search firm, Russell Reynolds Associates, Inc., to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Committee. The Committee did not use Russell Reynolds Associates, Inc. in 2009, but may use them again in the future.

The Environmental, Health and Safety Committee exercises oversight with respect to our environmental, health, safety, security and product stewardship policies and practices and our compliance with related laws and regulations.

The Financial Policy Committee exercises oversight with respect to our capital structure, borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of financial risk management, banking relationships and other financial matters.

The Board of Directors has adopted a written charter for each of the standing committees of the Board of Directors. These charters are posted and available on our investor relations internet website at www.polyone.com under the Corporate Governance page. The Board and each Committee conduct an annual self-evaluation.

Board’s Oversight of Risk

Our Board of Directors oversees a company-wide approach to risk management that is designed to support the achievement of our strategic objectives and improve long-term organizational performance, which we believe will ultimately enhance shareholder value. The Board of Directors believes that risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us as an organization.

Our Board of Directors administers its risk oversight function directly and through its Audit Committee and Financial Policy Committee. The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives an annual risk assessment report from our internal auditors. The Financial Policy Committee assists the Board of Directors in fulfilling its oversight and monitoring responsibilities to our shareholders relating to our capital structure, our borrowing and repayment of funds, financial policies, management of foreign exchange risk and other matters of financial risk management, including the utilization of financial derivative products, insurance coverage strategies, banking relationships and other financial matters.

Our Board of Directors sets the appropriate “tone at the top” when it comes to risk tolerance and management by fostering a culture of risk-adjusted decision-making throughout the company. Our Board ensures that the risk management processes designed and implemented by our management team are adapted to the Board’s corporate strategy and are functioning as directed. The Board of Directors also participates in an ongoing effort to assess and analyze the most likely areas of future risk for the company by asking our management team to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Code of Ethics, Code of Conduct and Corporate Governance Guidelines

In accordance with applicable NYSE listing standards and Securities and Exchange Commission regulations, the Board of Directors has adopted a Code of Ethics, Code of Conduct and Corporate Governance Guidelines. These are also posted and available on our investor relations internet website at www.polyone.com under the Corporate Governance page.

In October 2007, the Board amended our Corporate Governance Guidelines to adopt a policy relating to majority voting. Pursuant to the policy, any nominee for election as a Director of the Board who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. Neither abstentions nor broker non-votes will be deemed to be votes for or withheld from a Director’s election for purposes of the policy, regardless of the new rules treating broker non-votes as withheld in uncontested elections of directors. The Nominating and Governance Committee (without the participation of the affected Director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take appropriate action on each tendered resignation, taking into account the Nominating and Governance Committee’s recommendation. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering Director and his or her contributions to the Board and to PolyOne, and the results of the most recent evaluation of the tendering Director’s performance by the other members of the Board. The Board will promptly disclose its decision whether to accept or reject the Director’s tendered resignation and, if applicable, the reasons for rejecting the tendered resignation.

Communication with Board of Directors

Shareholders and other interested parties interested in communicating directly with the Board of Directors as a group, the non-management or independent Directors as a group, or with any individual Director may do so by writing to the Secretary, PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is either a “Shareholder-Board of Directors Communication” or an “Interested Party-Board of Directors Communication,” as appropriate.

The Secretary will review all such correspondence and regularly forward to the Board of Directors a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees of the Board or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

Director Compensation

In 2009, we paid our non-employee Directors an annual retainer of $135,000, quarterly in arrears, consisting of a cash retainer of $60,000 and an award of $75,000 in value of fully vested common shares. We grant the shares payable to the Directors quarterly and determine the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. We pay individual meeting fees only as follows: fees of $2,000 for each unscheduled Board and committee meeting attended and fees of $1,000 for participation in each unscheduled significant telephonic Board and committee meeting. In addition, the Chairpersons of each committee receive a fixed annual cash retainer as follows: $5,000 for Environmental, Health and Safety, Nominating and Governance and Financial Policy Committees and $10,000 for Audit and Compensation Committees. These amounts are payable on a quarterly basis. We reimburse Directors for their expenses associated with each meeting attended.

Directors who are not our employees may defer payment of all or a portion of their compensation as a Director under our Deferred Compensation Plan for Non-Employee Directors. A Director may defer the compensation as cash or elect to have it converted into our common shares.

In 2009, we awarded shares to Directors under our Deferred Compensation Plan for Non-Employee Directors and our 2008 Equity and Performance Incentive Plan. Deferred compensation, whether in the form of cash or common shares, is held in trust for the participating Directors. Interest is earned on the cash amounts and dividends, if any, on the common shares deferred accrue for the benefit of the participating Directors.

2009 DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option
	Paid in Cash(1)	Awards(2)(3)	Awards(3)	Total
Name	($)	($)	($)	($)
J.D. Campbell	66,000	75,000	—	141,000

C.A. Cartwright	64,125	75,000	—	139,125

G. Duff-Bloom	61,000	75,000	—	136,000

R.H. Fearon	71,000	75,000	—	146,000

R.A. Garda(4)	22,167	27,708	—	49,875

G.D. Harnett	71,000	75,000	—	146,000

R.A. Lorraine	61,000	75,000	—	136,000

E.J. Mooney	66,000	75,000	—	141,000

W.H. Powell	61,000	75,000	—	136,000

F.M. Walters	61,000	75,000	—	136,000

(1)	Non-employee Directors may defer payment of all or a portion of their cash compensation as a Director (annual cash retainer of $60,000, meeting fees and chair fees).

(2)	In 2009, our Director stock compensation consisted of an annual award of $75,000 in value of fully vested common shares, which the Directors could elect to defer. We granted the shares quarterly and determined the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. We used the following quarterly fair market values in calculating the number of shares: March 31, 2009 — $2.395; June 30, 2009 — $2.815; September 30, 2009 — $6.675; and December 31, 2009 — $7.605.

(3)	In 2009, we did not grant any stock options to our non-employee Directors. The number of outstanding stock options held by each non-employee Director at the end of the fiscal year is set forth in the following table. All of these options are fully exercisable. In addition, the number of fully-vested deferred shares held in an account for each Director at the end of the fiscal year is set forth in the following table. None of our non-employee Directors exercised stock options in 2009.

	Option Awards	Stock Awards
	Number of
	Securities Underlying	Number of
	Unexercised Options	Deferred Shares
Name	(#)	(#)

J.D. Campbell	42,000	185,431

C.A. Cartwright	39,000	39,281

G. Duff-Bloom	42,000	67,626

R.H. Fearon	15,000	0

R.A. Garda(4)	39,000	0

G.D. Harnett	39,000	129,928

R.A. Lorraine	0	26,052

E.J. Mooney	0	74,515

W.H. Powell	0	31,421

F.M. Walters	42,000	46,012

(4)	Mr. Garda retired May 14, 2009.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table shows the number of our common shares beneficially owned on March 15, 2010 (including options exercisable within 60 days of that date) by each of our Directors and nominees, each of the executive officers named in the Summary Compensation Table on page 37 and by all Directors and executive officers as a group.

	Number of		Right to	Total
	Shares		Acquire	Beneficial
Name	Owned(1)		Shares(3)	Ownership
J. Douglas Campbell	187,487	(2)	42,000	229,487

Carol A. Cartwright	127,897	(2)	39,000	166,897

Gale Duff-Bloom	94,472	(2)	42,000	136,472

Richard H. Fearon	54,250	(2)	15,000	69,250

Gordon D. Harnett	146,739	(2)	39,000	185,739

Richard A. Lorraine	26,052	(2)	—	26,052

Edward J. Mooney	274,515	(2)	—	274,515

William H. Powell	111,421	(2)	—	111,421

Farah M. Walters	139,092	(2)	42,000	181,092

Stephen D. Newlin(4)	162,900		—	162,900

Robert M. Patterson(4)	100,000		—	100,000

Robert M. Rosenau(4)	71,917		19,372	91,289

Kenneth M. Smith(4)	72,922		131,500	204,422

Bernard Baert(4)	35,766		—	35,766

19 Directors and executive officers as a group	1,926,081		501,372	2,427,453

(1)	Except as otherwise stated in the following notes, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or other family member of the individual. It includes an approximate number of shares credited to the named executives’ accounts in our Retirement Savings Plan, a tax-qualified defined contribution plan. The number of common shares allocated to these individuals is provided by the savings plan administrator in a statement for the period ending December 31, 2009, based on the market value of the applicable plan units held by the individual. Additional common shares may have been allocated to the accounts of participants in the savings plan since the date of the last statements received from the plan administrator. No Director, nominee or executive officer beneficially owned, on March 15, 2010, more than 1% of our outstanding common shares. As of that date, the Directors and executive officers as a group beneficially owned approximately 2.6% of the outstanding common shares.

(2)	With respect to the Directors, beneficial ownership includes shares held under the Deferred Compensation Plan for Non-Employee Directors as follows: J.D. Campbell, 185,431 shares; C.A. Cartwright, 29,552 shares; G. Duff-Bloom, 67,626 shares; R.H. Fearon, 0 shares; G.D. Harnett, 129,928 shares; R.A. Lorraine, 26,052 shares; E.J. Mooney, 74,515 shares; W.H. Powell, 31,421 shares; and F.M. Walters, 19,761 shares.

(3)	Includes shares the individuals have a right to acquire on or before May 14, 2010.

(4)	The executive officers named in the table (the “Named Executive Officers”) also have the right to acquire common shares upon the exercise of vested stock-settled stock appreciation rights (“SARs”) as follows: Mr. Newlin, 758,233 SARs; Mr. Patterson, 47,433 SARs; Mr. Rosenau, 115,800 SARs; Mr. Smith, 125,100 SARs; and Mr. Baert, 200,433 SARs. These amounts are not included in the table above because the number of shares to be acquired cannot be determined because it depends on the market value of our common shares on the date of exercise and the applicable withholding taxes.

The following table shows information relating to all persons who, as of March 15, 2010, were known by us to beneficially own more than five percent of our outstanding common shares based on information provided in Schedule 13Gs and 13Ds filed with the Securities and Exchange Commission:

	Number of	% of
Name and Address	Shares	Shares
BlackRock, Inc.	7,337,594(1)	7.9%
40 East 52nd Street New York, NY 10022

Dimensional Fund Advisors LP	6,762,652(2)	7.3%
1299 Ocean Avenue Santa Monica, California 90401

Barrow, Hanley, Mewhinney & Strauss, Inc	6,522,410(3)	7.0%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761

New York Life Trust Company, Trustee	5,051,337(4)	5.4%
51 Madison Avenue New York, New York 10010

The Vanguard Group, Inc.	4,684,286(5)	5.1%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	As of January 29, 2010, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. BlackRock, Inc. has sole voting power and sole dispositive power with respect to all of these shares.

(2)	As of February 8, 2010, based upon information in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors LP, as an investment advisor, has sole voting power with respect to 6,658,167 of these shares and has sole dispositive power with respect to all of these shares.

(3)	As of February 8, 2010, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 2,667,090 of these shares and has sole dispositive power with respect to all of these shares.

(4)	As of February 12, 2010, based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission. New York Life Trust Company, as Trustee for The PolyOne Retirement Savings Plan, as a bank, has sole voting power and sole dispositive power with respect to all of these shares.

(5)	As of February 8, 2010, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. The Vanguard Group, Inc., as an investment advisor, has sole voting power and sole dispositive power with respect to 147,616 of these shares.

Share Ownership Guidelines

In December 2009, we revised our share ownership guidelines for our non-employee Directors, executive officers and other elected corporate officers to better align their financial interests with those of our shareholders by requiring them to own a minimum level of our shares. These individuals are expected to make continuing progress towards compliance with the guidelines and to comply fully within five years of becoming subject to the guidelines. These policies, as they relate to our Named Executive Officers, are discussed in the “Compensation Discussion and Analysis” section of this proxy statement. In order to reflect the Board’s commitment to share ownership and better align the interests of our Board members with our shareholders, the required share ownership level for directors is 50,000 shares. For purposes of our guidelines, the following types of share ownership and equity awards are included as shares owned: shares directly held, shares and phantom shares held in our retirement plans and deferral plans, unvested restricted stock and restricted stock units, and earned performance shares. All Directors are required to retain 100% of all shares obtained through us, after the date of adoption of the guidelines (December 16, 2009), as compensation for services provided to us, such percentage to be calculated after any reduction in the number of shares to be delivered as a result of any taxes and exercise costs relating to the shares. This requirement to retain 100% of all shares obtained from us ceases once the Director has met the applicable ownership guideline.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and Directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms received by us and written representation from certain reporting persons, we believe that, during 2009 and until the date of this proxy statement, all Section 16(a) filing requirements applicable to our executive officers, Directors and 10% shareholders were satisfied, except for one Form 4 filing for each of our executive officers relating to an award of stock appreciation rights and restricted stock units on February 17, 2010, which were each made one day after the due date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our executive compensation programs are approved and overseen by the Compensation Committee of the Board of Directors (the “Committee”), which is composed entirely of independent directors. The Committee has selected and retained an independent compensation consultant, Towers Watson (formerly Towers Perrin, the “Consultant”). The Committee works in conjunction with the Consultant and with input from members of senior management, principally the Chairman, President and Chief Executive Officer, the Chief Human Resources Officer, the Chief Financial Officer and the General Counsel.

This report contains management’s discussion and analysis of the compensation awarded to, earned by, or paid to the following executive officers (the “Named Executive Officers”):

•	Stephen D. Newlin — Chairman, President and Chief Executive Officer

•	Robert M. Patterson — Senior Vice President and Chief Financial Officer

•	Robert M. Rosenau — Senior Vice President, President of Performance Products and Solutions

•	Kenneth M. Smith — Senior Vice President, Chief Information and Human Resources Officer

•	Bernard Baert — Senior Vice President, President of Europe and International

Executive Compensation Programs — Objectives and Overview

The objectives of our executive compensation programs are to: (1) attract, motivate and retain the management team who leads in setting and achieving the overall goals and objectives of our company; (2) foster a pay-for-performance culture by rewarding the achievement of specified financial goals and growth of our share price; and (3) align our goals and objectives with the interests of our shareholders by recognizing and rewarding business results through incentive programs.

While we believe that all components of total compensation (which are identified in the Summary Compensation Table) should be valued and considered when making decisions regarding pay, the primary focus of our executive compensation program is on base salary, annual incentive and long term incentives. We believe that compensation opportunities should be competitive with the compensation practices of the companies we compete with for executive talent and that total compensation should be fair to both employees and shareholders.

Our incentive programs focus on the critical performance measures that determine our company’s overall success. For positions with significant business unit responsibilities, incentive programs also emphasize success at the business unit level, which often leads to Named Executive Officers at comparable levels being paid differently across the organization. Our base salary and annual and long-term incentive opportunities are designed to reward executives for the efficient execution of their day-to-day responsibilities and attainment of short term results, balanced with the need for sustainable, long-term success.

The following table outlines the major elements of compensation in 2009 for our Named Executive Officers.

Compensation
Element	Definition	Rationale
Base Salary	• Fixed compensation payable bi-weekly	• Intended to pay for completing day-to-day job responsibilities assigned to the position

Annual Incentive	• Variable, cash compensation that is earned when pre-established annual performance goals are achieved	• Builds accountability for important annual financial goals • Payment is required only upon achievement of specified goals

Long-Term Incentive Plan (3 Components) Cash-settled Performance Units

• Variable, cash compensation that is earned when pre-established financial goals are achieved. For the 2009 LTIP, the performance period for cash-settled performance units was a one-year period. Awards are determined at the end of 2009 based on performance over the preceding 12-month period but payable in three years.

•   Emphasizes achievement of strategic goals and objectives

•   Payment is required only upon achievement of specified goals

•   Avoids stock dilution through cash awards

• One-year measurement period emphasizes key goals, while the three-year payout period supports our retention objective

Stock-settled Stock Appreciation Rights
•   Variable compensation that increases in value as our share price rises. For 2009 grants, SARs vest one-third per year, subject to performance criteria that required achievement of a 10%, 20% and 30% premium over the grant price.

•   Paid in PolyOne common shares
• Aligns with the shareholder goal of maximizing value through increased stock price

•   Requires growing stock price before any value can be realized by participant

•   Increases share ownership

•   Payment is not required if executive terminates before vesting

•   Vesting conditions require executive to remain with PolyOne for the vesting period

• Multi-year incentive is a common market practice

Performance Shares
•   Equity compensation that vests in one-third increments when a 10%, 20% and 30% premium over the grant price is achieved over the three-year performance period and payable after three years.

•   Paid in PolyOne common shares
• Increases share ownership

•   Payment is not required if executive terminates before vesting

•   Requires growing stock price before any value can be realized by participant

•   Vesting conditions require executive to remain with PolyOne for three-year period

• Full-value grant is a common market practice

Compensation
Element	Definition	Rationale
Retirement Plans
U.S. Defined Contribution Plans	• Qualified 401(k) defined contribution plan	• The qualified defined contribution plan is a standard tax-qualified benefit offered to all employees subject to limitations on compensation and benefits under the Internal Revenue Code

	• Nonqualified excess 401(k) defined contribution plan	• Restores benefits that are limited by the Internal Revenue Code in the qualified plan for most highly-paid executives

Belgium Defined Contribution Plan	• Tax-efficient defined contribution plan	• Mr. Baert participated in a standard tax-efficient defined contribution plan provided to most Belgium employees for a portion of 2009

Luxembourg Defined Contribution Plan	• Tax-efficient defined contribution plan	• Mr. Baert changed work locations during 2009 and became a participant in a standard tax-efficient defined contribution plan provided to Luxembourg employees

Defined Benefit Plans (These plans have been closed to new participants since the formation of PolyOne and were frozen as of March 20, 2009)	• Qualified defined benefit pension plan • Nonqualified, excess defined benefit plan	• Messrs. Rosenau and Smith are participants in a defined benefit pension plan offered to certain employees

• Restores benefits that are limited by the Internal Revenue Code in the qualified plan and applies to all eligible plan participants

Supplemental Retirement Benefit for Mr. Newlin	• Non-qualified annual supplemental retirement payments, upon a “Qualifying Separation from Service,” payable in the form of a 15-year certain and continuous life annuity	• This non-qualified retirement benefit is consistent with benefits offered at peer companies • Vesting conditions encourage executive to remain with PolyOne until the vesting conditions are satisfied

Subsidized Post-Retirement Medical Plan (This plan has been closed to new participants since the formation of PolyOne in 2000, and will be eliminated in 2013)	• Subsidized retiree medical coverage similar to coverage provided to active employees available to certain employees	• Messrs. Rosenau and Smith are eligible for participation in a post-retirement medical plan offered to certain employees

Post-Retirement Medical Plan (at Full Cost to Employee)	• Retiree medical coverage at full cost to the retiree from ages 55 to 65 that is available to all PolyOne employees who meet specified service requirements	• Messrs. Newlin and Patterson are eligible for participation in the post-retirement medical plan offered to U.S.-based PolyOne employees

• Mr. Baert is not eligible to participate in a company provided retiree medical plan

Compensation
Element	Definition	Rationale
Perquisites*
•   Car allowance
•   Relocation benefits
•   Executive physicals
•   Financial planning and tax preparation
•   Excess liability insurance
•   Tax gross ups on relocation, financial planning and tax preparation, and excess lability insurance
• Common market practice
•   Relocation benefits assist in attracting new executive talent
•   Executive physicals help to ensure continuity of our management team
• Perquisites are modest and are typical for executives at comparable companies

*	We replaced the car allowance with a benefit allowance and we eliminated the excess liability insurance and tax gross up on financial planning and tax preparation effective January 1, 2010.

Setting the Level of Compensation

We have designed our compensation programs to be competitive with companies of comparable size and industry as well as companies with whom we compete for executive talent. The Committee obtains advice from the Consultant relating to competitive salaries and annual and long-term incentives, as well as other items of total compensation, including retirement benefits, health and welfare benefits and perquisites. Management and the Committee review the specific pay disclosures of the defined peer group of chemical companies as well as survey data of similarly-sized chemical and other companies, as provided by the Consultant. The Committee discusses and considers this information when making compensation decisions. This process is described in the “Compensation Oversight Processes” section of this report. The Committee manages compensation so as to align each of the pay elements with market practices.

The Committee targets base salaries around the median of observed market practice and sets annual and long-term incentive targets (incentive as a percent of salary) to approximate the market median. We believe the maximum potential annual incentive payouts (no award shall be greater than double the target award) are consistent with the typical market range around target awards.

Our actual awards of cash-settled performance units, stock-settled stock appreciation rights (SARs) and full value awards (in the form of performance shares or restricted stock units (RSUs)) are based on competitive long-term incentive market practices, market data, and an evaluation of an individual’s performance.

The global recession that began in the second half of 2008 and continued into 2009 had an impact on our business and on our executive compensation programs. As the global economy significantly eroded, it became clear that our executive compensation programs for 2009 needed to take into account the unprecedented nature of the economic conditions. We made significant compensation decisions, including deviations from our policy, history and/or design changes for 2009, as noted below, to reflect the challenges we faced. Additional details follow throughout this analysis.

•	Base salaries for Named Executive Officers, as well as our other officers, were frozen in 2009.

•	Annual Incentive

•	Achievement of threshold performance under the annual incentive was modified to result in a payout of 30% of the targeted award (instead of 50%), while maintaining our standard threshold level of performance.

•	The annual incentive performance measures for 2008 were weighted 80% based on operating income and 20% based on cash flow. We modified the annual incentive performance measures for 2009 to equally weight operating income and working capital as a percentage of sales. These measures were intended to increase our emphasis on reducing working capital and improving cash flow.

•	Long-Term Incentive Plan

•	The performance unit grant was tied to achieving results specific to 2009 (as opposed to a three-year time period as was the case in prior awards) to emphasize our focus on improving cash flow for 2009. Any earned awards would be unvested until 2012 to promote retention.

•	Achievement of threshold performance under the performance unit grant was modified to result in a payout of 30% of the targeted award (instead of 50%), while maintaining our standard threshold level of performance.

•	The value of aggregate long-term incentive grants (SARs, RSUs and performance units) in 2009 were reduced significantly from 2008 levels in recognition of the decline in our stock price and general market conditions, resulting in award values that were 38% below the target market opportunity for the Named Executive Officers and, therefore, below the value of the 2008 grant.

•	The reduction in long-term incentive opportunity combined with the freeze in base salaries resulted in a decrease in target total direct compensation in 2009 for Named Executive Officers in the range of 14% to 22% (with the CEO’s compensation being decreased by 22%).

The following table summarizes the allocation of the compensation opportunity at target that was granted in 2009 to the Named Executive Officers, based upon the primary elements of compensation (2009 base salary, annual incentive 2009 target opportunity, and long-term incentive grants made in 2009, including performance units that were to be earned based on 2009 performance and payable in 2012). The compensation opportunity is consistent with our overall pay-for-performance philosophy. Generally, employees at more senior levels in the organization, including the Named Executive Officers, have a greater proportion of their compensation tied to incentive compensation. Targeted pay opportunity levels typically align with the market in each individual pay element, however for 2009, each of the Named Executive Officers received long-term incentive compensation opportunities that were below target market opportunities.

Element	Newlin	Patterson	Rosenau	Smith	Baert
Base Salary	26%	45%	49%	49%	51%

Annual Incentive Opportunity	26%	22%	24%	24%	25%

Long-Term Incentive Opportunity	48%	33%	27%	27%	24%

Benchmarking Competitive Compensation

We regularly analyze competitive market compensation data relating to salary, annual incentives, and long term incentives. Periodically, we also analyze competitive market compensation data relating to retirement benefits and perquisites.

In analyzing competitive market data, we draw from two independent sources. First, we review proxy statement disclosures of a peer group of similarly sized U.S. chemical companies (listed below) to establish an estimate of market compensation for our most senior executives. This approach provides insight into explicit company practices at business competitors or companies facing similar operating challenges. However, it does not provide market information for positions below the senior management level, nor does it address competitors for talent outside the chemical industry.

Albemarle Corporation	Eastman Chemical Company	The Lubrizol Corporation
Arch Chemicals, Inc.	Ferro Corporation	RPM International Inc.
A. Schulman, Inc.	FMC Corporation	Spartech Corporation
Cabot Corporation	Georgia Gulf Corporation	The Valspar Corporation
Cytec Industries Inc.	H.B. Fuller Company

Second, we review data from Towers Watson’s Compensation Data Bank and other published surveys relating to the chemical industry or other applicable general industries, as provided by the Consultant, to augment the peer proxy analysis and provide a broader sense of market practices. To obtain comparability based on company size, the data either references a specific sample of companies or calibrates the pay of a broad sample of companies against company size. This data is used as one of several inputs into management’s and the Committee’s determination of market median compensation levels.

Elements of Compensation

The following discussion provides additional details about the main elements of compensation for the Named Executive Officers.

Base Salary

As described above, our policy is to target base pay at the market median but it allows actual pay levels to deviate from target based on performance, responsibility, experience and marketability unique to each individual. Based on the data provided by the Consultant, we have determined that the salaries of the Named Executive Officers range from 91% to 125% of the market median for comparable positions, with an average of 102% for all Named Executive Officers. For 2009, management recommended, and the Committee agreed, that the Named Executive Officers (and other corporate officers) would not receive any salary increases. For 2010, upon the recommendation of management, the Committee determined that no base salary increase would be provided to the CEO.

Annual Incentive

The Senior Executive Annual Incentive Plan (the “Annual Plan”) was approved by shareholders in 2005 and includes a set of performance measures that can be used in determining awards under the plan. We are requesting shareholder approval of a new Annual Plan at this year’s Annual Meeting and future annual incentive awards will be made under that plan, if approved. The Annual Plan determines how participants (including all Named Executive Officers) can earn annual cash awards. In 2009, the performance measures used for the corporate staff participants in the Annual

Plan (including Messrs. Newlin, Patterson and Smith) were company operating income (50% weighting) and consolidated working capital as a percentage of sales (50% weighting).

The performance measures used for Messrs. Rosenau and Baert as participants in the Annual Plan were business unit operating income (50% weighting), and consolidated working capital as a percentage of sales (50% weighting). The Committee chose these performance measures in order to drive profitability, promote working capital management, improve cash flow and support consistency in operational performance. Goals were generally designed to reward executives for the attainment of challenging but achievable annual business goals.

We established target annual incentive levels for 2009 consistent with our approach described above to approximate the market median. These targeted levels were set at 100% of salary earned for Mr. Newlin and 50% of salary earned during the year for each of the other Named Executive Officers.

Confronted with unprecedented economic conditions at the beginning of 2009, we set goals that focused our efforts on those factors critical to the on-going concern of our enterprise, including cash generation from working capital, cost containment, earnings improvement and the continued implementation of our overall strategy. For example, we were able to achieve maximum performance on our working capital as a percentage of sales metric and, as a result, reduced working capital by $117 million (working capital as defined in our annual incentive includes trade accounts receivable, inventory and trade accounts payable) in 2009. Further, on a consolidated basis, our performance under the operating income metric exceeded the maximum performance level. Given the depressed market in which we were operating at the beginning of 2009, we viewed this level of performance as extremely unattainable. Consumer confidence and industrial demand were at historically low levels and two of our largest end markets, housing and automotive, were particularly impacted by the depressed economic conditions, which collectively resulted in a 25% decline in sales in 2009 from 2008. The attainment levels of above-target to maximum performance for this metric in 2009 required exceptional performance across all disciplines and business units throughout the Company. The key elements that drove our improved operating income performance in 2009 were company-wide efforts to cut costs, prune unprofitable or high credit risk business, expand gross margins, and deploy lean six sigma initiatives.

The performance measures and targets and the respective levels of achievement for each performance measure under the Annual Plan are set forth below.

			Annual Plan
Measure (in millions)	Target Goal	Actual Result	Attainment
Company Operating Income	$(6.9)	$54.9	200.0%

Consolidated Working Capital as a Percentage of Sales	14.9%	12.1%	200.0%

BU Operating Income (Baert)	26.0	24.4	67.3%

BU Operating Income (Rosenau)	16.1	43.5	175.4%

In the Annual Plan:

•	Operating income was defined as operating income less Sunbelt operating income and less any specified special items.

•	Working capital as a percentage of sales is calculated using the following formula: Average (13 months of Working Capital) divided by Sum (12 months of sales), where Working

Capital equals (a) Trade Accounts Receivable plus (b) Inventory (excluding LIFO reserve) minus (c) Trade Accounts Payable.

The target awards for the Named Executive Officers under the Annual Plan and the actual amounts earned for 2009 performance are set forth below.

Executive	Target Award	Earned Award	% Attainment
S.D. Newlin	$860,000	$1,720,000	200.0%

R.M. Patterson	207,500	415,000	200.0%

R.M. Rosenau	167,500	314,398	187.7%

K.M. Smith	168,000	336,000	200.0%

B. Baert(1)	212,476	283,974	133.7%

(1)	Mr. Baert’s compensation is based in Euros and has been converted to dollars using the conversion rate of €1.00 = $1.43325, which is the conversion rate used in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For 2009, we modified achievement of threshold performance under the Annual Plan to result in payment of 30% of the targeted award (instead of 50%) for the performance goals, while maintaining the same standard level of threshold performance. Achievement of a performance goal at the target level would result in payment of 100% of the targeted award for that performance goal and achievement at the maximum level or greater would result in payment of 200% of the targeted award for that goal. The awards are interpolated if performance falls between the levels. The actual amount awarded to the Named Executive Officers for 2009 ranged from 133.7% of the targeted amount to 200.0% of the targeted amount. The actual amounts earned under the Annual Plan for 2009 are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Annual Plan, as it applies to the Named Executive Officers, is structured to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In order to qualify the amounts earned under the Annual Plan as “performance-based,” the Committee may exercise discretion only to reduce an award. The Annual Plan is structured so that achievement of the threshold level of performance in any of the measures described above will result in the funding of the plan at maximum. Actual awards are calculated using the Plan formula described above and if funded at maximum as described above, the maximum awards are reduced, as necessary, to deliver awards that are consistent with the attainment levels that were achieved for all other incentive plan participants. For a more detailed discussion of Section 162(m) of the Internal Revenue Code, see the “Tax Considerations” section of this report.

For 2010, in order to place a greater emphasis on profitable growth and as a critical measure of our operating performance, we increased the weighting for operating income from 50% to 65% and we reduced the weighting for working capital as a percentage of sales from 50% to a 35% weighting. Working capital as a percentage of sales continues to be an important measure of our performance and we will also continue to utilize it as the performance metric in the 2010 Long Term Incentive Plan. In addition, we returned the level of payment for achievement of threshold performance in the annual incentive to 50% of the targeted award for 2010 from 30% of the targeted award in 2009. We updated target annual incentive levels for certain Named Executive Officers for 2010 consistent with our approach to approximate the market median. We set these targeted levels at 55% or 60% of salary earned during the year for the Named Executive Officers except Mr. Newlin and Mr. Baert. We increased Mr. Newlin’s target annual incentive opportunity from 100% to 110%

of salary, in lieu of a salary increase for 2010, and to further promote our pay for performance culture. This also places more of his overall compensation at risk, based on performance against key metrics.

Long-Term Incentive

In May of 2008, our shareholders approved the 2008 Equity and Performance Incentive Plan (the “2008 Plan”), and this plan has been used to make awards in 2009 and 2010. We do not believe enough shares remain in this plan to fund SAR and RSU awards in 2011. For this reason, we will be asking shareholders to approve the 2010 Equity and Performance Incentive Plan at the Annual Meeting. See Proposal 2 in this proxy statement.

(1)	Awards Granted in 2009

The 2008 LTIP design was intended to provide sufficient shares for three years of grants. Several factors made maintaining this plan design challenging for 2009, including the value of our stock price and the challenges associated with setting long-term performance goals in an unstable economy. If we had continued to follow our historical LTIP grant practices in 2009, that would have resulted in the majority of the available shares in the 2008 Plan being granted during 2009. Instead, the Committee decided to reduce the value of the long-term incentives in 2009 so that only 50% of the available shares under the 2008 Plan would be used, thereby ensuring there were sufficient shares remaining to also fund the 2010 LTIP. As a result, the values of the Named Executive Officers’ long-term incentive grants in 2009 were 38% below the target market median opportunity. This approach balanced the perspectives of shareholders and participants by providing additional shares to incent participants, but at a lower total targeted value than in 2008.

This change resulted in a 2009 grant that delivered award allocations that differed from our historical LTIP award allocations, causing a smaller percentage of the award to be allocated to equity and a larger percentage allocated to cash-based performance units. In March 2009, we granted long-term incentive awards under the 2008 Plan using three vehicles, with the allocation of the award values roughly as follows: 65% of the award’s value was allocated to performance units for the 2009 performance period, 14% was allocated to stock-settled SARs and 21% was allocated to Performance Shares.

• Cash-Settled Performance Units

The performance units granted in March 2009 will be paid in cash, consistent with past practice, and were based on achievement of performance goals relating to Company working capital as a percentage of sales for the one-year period from January 1, 2009 through December 31, 2009. We reduced the measurement period for performance units from three years to one year due to the challenges associated with setting long-term goals in an unstable economy and in order to focus on our near-term cash needs. Award attainment for the performance units is determined at the end of the measurement period but awards are not payable for three years, consistent with existing performance unit design in order to continue the award’s retention characteristics.

The Committee selected working capital as a percentage of sales as the performance measure in order to reinforce our focus on improving working capital and to align the measure with the Annual Plan. Generally, the Committee sets the target level for the performance measure consistent with the level established under the projections for our financial plan for the same measurement period. The Committee believed that the budgeted level reflected a challenging but obtainable target. Attainment of the targeted level of achievement for the performance measure would represent a significant improvement over the level attained in previous years. The Committee intended the targeted level to be achievable, but a maximum level of performance would have required an extraordinary level of performance, which we believed at the time was possible but unlikely to be achieved. Because of the critical importance of driving performance on our working capital measure, we believed it was essential to focus our team on cash management and to reward them for exceptional performance in this area.

Upon achievement of the target performance level, a participant would earn a target-level award; attainment of only the threshold performance level would have earned 30% of the target award; and attainment of the maximum performance level earns the participant 200% of the target award. If our performance had fallen between the threshold and target or between target and maximum, earnings under the plan would be interpolated. If threshold performance had not been achieved, no award would be paid to the participants. For performance units granted in 2009, we were able to achieve a maximum level of performance as a result of the focus by our team on working capital, a measure we viewed as critical. We believe that providing this incentive to our participants was instrumental in driving the desired results. Management believes these improvements influenced the recovery of our stock price during the course of the year and positioned us well for future success.

We based the performance units on performance at the threshold, target, and maximum levels below. In achieving a 200% payout level by reducing our working capital, we and our shareholders reaped benefits in 2009, such as substantially higher cash flow and liquidity levels and a significant increase in stock price during the year. The 2009 performance unit awards are payable in 2012.

	Goals
Measure	Threshold	Target	Maximum	% Attainment
Working Capital as a Percentage of Sales	15.2%	14.9%	13.9%	200%

• Stock-Settled SARs

To continually reinforce our ongoing commitment to enhancing shareholder returns the Named Executive Officers received an award of SARs that, when exercised by the holder, are settled in our common shares. The SARs granted in March to all Named Executive Officers, have a base price of $1.43. All SARs granted in 2009 have an exercise term of seven years, which is shorter than market practice, and vest ratably over three years, if certain performance criteria are met. The performance criteria added as a condition of vesting for the 2009 SARs requires achievement of a 10%, 20%, and 30% premium over the grant price. All of the SARs granted in 2009 have met the pre-established stock price hurdles.

• Performance Shares

To promote share ownership and enhance the retention of our executives we granted Performance Shares in March to all Named Executive Officers. The Performance Shares vest in one-third increments when a 10%, 20% and 30% premium over the grant price is achieved over the three-year performance period, payable after three years. The Performance Shares granted to all Named Executive Officers were valued at $1.43 at the time of grant. All of the Performance Shares granted in 2009 have met the pre-established stock price hurdles.

(2)	Awards Granted in Prior Years

Performance units granted at the start of 2007, reflecting performance over the period 2007-2009, were eligible for payment following the conclusion of 2009. These performance units were based on achievement of company operating income performance goals over the three-year period. Performance levels during the period did not reach the threshold level of attainment and as a result, none of the Named Executive Officers received a payout of this award and the units expired.

	Goals
Measure	Threshold	Target	Maximum	% Attainment
Operating Income	$210.4 mm	$231.0 mm	$252.9 mm	0%

All outstanding equity awards are set forth in the 2009 Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.

(3)	Awards Granted in 2010

We designed the awards granted in 2010 to maintain our focus on generating cash, promoting stock price appreciation, and enhancing retention.

The Committee determined that cash-settled performance units would again be granted in 2010 and that the performance units would be earned upon achievement of performance goals relating to working capital as a percentage of sales, consistent with the 2009 grants and the 2010 Annual Plan. The specific performance metrics are set forth in the table below. To focus on the near-term cash needs of the Company, performance will be measured over a one-year period (2010) and, to promote retention, the performance units will only be paid if the participant continues to be employed on the third anniversary of the date of grant. In addition, we modified the 2010 performance units such that the payout level for achievement of threshold performance was returned to 50% of the targeted award, the 2008 level, from 30% of the targeted award, the level used in 2009.

	Goals
	Threshold	Target	Maximum
Measure	(50%)	(100%)	(200%)
Working Capital as a Percentage of Sales	12.0%	11.3%	10.6%

Further, the Committee determined that it would grant stock-settled SARs and full value stock awards (RSUs) to promote stock price appreciation and enhance retention. In determining the number of SARs and RSUs to be granted, the Committee returned to the approach that had been used in years prior to 2009. Our practice was to grant each participant a long-term incentive award with a target value based on market median and to determine the number of SARs and restricted stock units needed to deliver that pre-determined value.

For 2010, the long-term incentive awards consist of the following:

•	38% — cash-settled performance units

•	29% — stock-settled SARs

•	33% — restricted stock units (RSUs)

The terms of each component of the 2010 long-term incentive award are as follows:

•	The performance units are earned based on achievement of goals relating to working capital over a one-year performance period but paid three years from date of grant. Achievement of threshold performance will result in a payout of 50% of the target award, achievement of target performance will result in a payout of 100% of the target award, and achievement of maximum performance will result in a payout of 200% of the target award.

•	The SARs granted have a term of seven years and, consistent with 2008 grant practices, will vest one-third each year over the three year period on the anniversary date of the grant. Consistent with the terms of the 2008 Plan, we based the grant price for the SARs on the closing market price of our common stock on the date of grant (February 17, 2010).

•	Each RSU is equal in value to one share of PolyOne common stock and the RSUs will pay out in the form of our common shares on a one-for-one basis. Consistent with 2008 grant practices, the RSUs will vest 100% at the end of the three-year performance period. Vested shares will be distributed, less applicable taxes, on the third anniversary of the grant in 2013.

Retirement Benefits

We offer a defined contribution retirement benefit to all U.S. employees through an Internal Revenue Code tax-qualified profit sharing/401(k) plan (the “Qualified Savings Plan”). The Qualified Savings Plan provides employees with individual retirement accounts funded by (1) an automatic Company-paid contribution of 2% of eligible earnings for all employees, (2) a Company-paid match on employee 401(k) contributions equal to dollar-for-dollar on the first 3% of earnings the employee contributes plus $0.50 per dollar on the next 3% of earnings the employee contributes, and (3) for certain employees, an additional automatic company-paid contribution (Transition Contribution) of up to 4% of eligible earnings. Of the Named Executive Officers, only Messrs. Rosenau and Smith received this contribution in the amount of 3.25% and 4.0%, respectively. Effective March 20, 2009, the additional automatic company-paid contribution was eliminated for all participants. The Internal Revenue Code limits employee contributions to the Qualified Savings Plan to $16,500 and earnings upon which employee/company contributions are based to $245,000 in 2009.

The PolyOne Supplemental Retirement Benefit Plan (the “Nonqualified Savings Plan”) is an unfunded, nonqualified plan that provides benefits similar to the Qualified Savings Plan, but without the Internal Revenue Code contribution and earnings limitations. Together these plans are intended to provide the Named Executive Officers with retirement income equivalent to that provided to all other employees under the Qualified Savings Plan. As a result, the Named Executive Officers can expect a retirement income that replaces a portion of their income while employed similar to that received by all other employees participating in the Qualified Savings Plan who are not impacted by the Internal Revenue Code limitations of the Qualified Savings Plan.

Mr. Baert is based outside the United States and does not participate in the Qualified Savings Plan or the Nonqualified Savings Plan. Mr. Baert relocated from our Belgium office to our Luxembourg office on September 1, 2009. Prior to that date, he participated in a standard defined contribution retirement benefit plan generally provided to all Belgium employees. Mr. Baert’s benefit in the Belgium pension plan is frozen and no further contributions will be made by us to this plan on his behalf. Due to the fact that he is over age 60 and has transferred to Luxembourg, the assets in this plan are now fully owned by Mr. Baert. Beginning September 1, 2009, Mr. Baert became a participant in the standard defined contribution retirement benefit plan provided to all Luxembourg employees. The plan provides employees with individual retirement accounts funded by (1) an automatic Company-paid contribution of 5% of base pay up to a salary limit plus 15% of base pay in excess of the salary limit (€100,000 for 2009), and (2) employee contributions up to the limit of €12,500 annually.

During 2008, the Committee reviewed the CEO’s total compensation package among the peer companies and across the broader general industry. The Committee determined that it was in the best interests of the Company and our shareholders to provide a supplemental retirement benefit for Mr. Newlin that would be competitive with industry practices and serve as an additional retention vehicle. Thus, Mr. Newlin’s Letter Agreement (which provides for the terms of Mr. Newlin’s employment) was amended on July 16, 2008 to include certain retirement benefits. Specifically, the Letter Agreement was amended to provide that upon a Qualifying Separation from Service, Mr. Newlin will be entitled to annual supplemental retirement payments, payable in the form of a 15-year certain and continuous life annuity, conditioned upon Mr. Newlin’s execution of a release and waiver. If Mr. Newlin dies or incurs a Disability prior to a Qualifying Separation from Service, he or his designated beneficiary also will be entitled to certain supplemental retirement payments. Generally, Mr. Newlin will be considered to have a Qualifying Separation from Service if (1) he attains the age of 55 and has at least five years of service with the Company, serving as Chairman and Chief Executive Officer at the time of his retirement (provided that if the Board, in its sole discretion, has identified a suitable successor for the position of Chief Executive Officer, he only needs to be serving as Chairman at the time of his retirement) and the PolyOne Board of Directors, in its sole discretion, has identified a suitable successor to the position of Chief Executive Officer; or (2) Mr. Newlin’s employment is involuntarily terminated other than for serious cause or Mr. Newlin terminates employment for good reason following a change of control of the Company. Under the terms of the amended Letter Agreement, he will also be treated as a retiree for purposes of any SARs, RSUs, performance shares and performance units awarded to him as long-term incentive awards. In addition, he and his eligible dependents will have access to the same retiree medical benefits made available to all retirement eligible employees under our standard retiree medical benefit program, to the extent we continue to maintain such programs for the benefit of our retirees and their eligible dependents. Mr. Newlin will forfeit his rights to receive the supplemental retirement payments and retiree medical benefits if he engages in any conduct prohibited by his non-competition agreement or any acts that constitute fraud, embezzlement, and disclosure of confidential information or deliberate dishonesty.

Messrs. Rosenau and Smith are also eligible, along with certain other employees, to receive pension payments under a company-funded Internal Revenue Code qualified defined benefit pension plan as well as an unfunded, nonqualified defined benefit pension plan (the “Qualified Pension Plan” and “Nonqualified Pension Plan,” respectively). In addition, since becoming retirement eligible (55 years of age with 10 years of service), Messrs. Rosenau and Smith are eligible to receive certain retiree medical benefits for which they will be required to pay a portion of the cost. This plan will be phased out until its elimination in 2013. These plans existed prior to our formation in 2000 through the consolidation of Geon and M.A. Hanna and generally benefited all nonunion employees of Geon.

The amount of Messrs. Rosenau’s and Smith’s pension depends on a number of factors including monthly Final Average Earnings (“FAE”) and years of benefit service to us (“Benefit Service”). The Qualified Pension Plan provides a monthly lifetime benefit equal to 1.15% times FAE times Benefit Service plus 0.45% times FAE in excess of 2002 Covered Compensation (as defined by the Internal Revenue Code) times Benefit Service limited to 35 years.

The Nonqualified Pension Plan is similar to the Nonqualified Savings Plan in that it restores benefits lost in the Qualified Pension Plan due to Internal Revenue Code limitations on earnings and benefits. The Nonqualified Pension Plan benefit formula is the same as the Qualified Pension Plan except without the Internal Revenue Code qualified plan earnings limitations. The Nonqualified Pension Plan benefit is offset by the Qualified Pension Plan benefit.

The Qualified Pension Plan and Nonqualified Pension Plan were frozen to new entrants effective December 31, 1999. Benefit Service was frozen effective December 31, 2002 in both plans and, effective March 20, 2009, earnings under both plans were frozen for all participants. We decided to freeze these plans following a comprehensive retirement benefits review, during which the Committee examined whether our retirement programs were consistent with company goals, including fairness to all associates and competitiveness in the marketplace. With this change, we have a single and competitive retirement plan for our U.S.-based employees.

Messrs. Patterson and Baert do not participate in a defined benefit plan.

Perquisites

We provide certain perquisites to the Named Executive Officers, which we believe are competitive with the companies with which we compete for executive talent. Historically, these perquisites for those Named Executive Officers based in the United States include a monthly car allowance (except for Mr. Patterson), reimbursement of expenses for financial planning and tax preparation, an annual physical examination, and group insurance providing excess liability umbrella insurance coverage in an amount equal to $5 million. In 2009, we also provided a tax gross up for imputed income on the receipt of reimbursement for financial planning and tax preparation and excess liability insurance. For Mr. Baert, perquisites typical and competitive with companies in Europe include a company provided automobile, meal and entertainment allowance, reimbursement of expenses for financial planning and tax preparation, and group insurance providing excess liability umbrella insurance coverage in an amount equal to $5 million. The specific amounts attributable to perquisites for 2009 for the Named Executive Officers are disclosed in the Summary Compensation Table.

In order to align more closely with market practice, we made several changes to the perquisites provided to the Named Executive Officers based in the United States that were effective beginning January 1, 2010:

•	Eliminated the car allowance and replaced it with a benefit allowance;

•	Cancelled the excess liability insurance coverage; and

•	Eliminated tax gross-ups on all perquisites.

The benefit allowance and reimbursement of expenses for financial planning and tax preparation in 2010 and future years will be treated as taxable income and are the responsibility of the Named Executive Officers. We made no other changes to perquisites.

Mr. Patterson was eligible for reimbursement of his relocation expenses under our standard relocation plan. During 2009, we reimbursed Mr. Patterson for a portion of the amount he experienced as a loss on the sale of his former residence. Details of these amounts are provided in the footnotes to the “All Other Compensation” column in the Summary Compensation Table.

We believe that the perquisites we provide are consistent with market practices for senior executives and further our goals to attract and retain our leaders.

We also provide other benefits such as medical, dental and life insurance and disability coverage to each U.S.-based Named Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Medical, dental and life insurance coverage for Mr. Baert is identical to the benefits provided to all other Luxembourg-based employees. We also provide vacation and paid holidays to all employees, including the Named Executive Officers. The Named Executive Officers are eligible for the following vacation: Mr. Newlin — five weeks, Mr. Patterson — four weeks, Mr. Rosenau — six weeks, Mr. Smith — five weeks, and Mr. Baert — 26 days.

We do not provide or reimburse for personal country club memberships for any Named Executive Officer. We do maintain a corporate membership to a country club that is used for customer entertainment and other business purposes. We pay the monthly dues for this membership and incur expenses only for these business purposes. Any personal use of this facility by a Named Executive Officer is at the officer’s personal expense, with no incremental cost to us.

Compensation Oversight Processes

Salary Adjustments

During the first quarter, the Committee typically reviews executive compensation marketplace data provided by the Consultant. The resulting report benchmarks our executive compensation compared to our peer group and the market in general. In January 2009, we decided to freeze executive salaries due to the uncertain economic conditions, which negated the need for this review. In addition, the Committee reviews tally sheets that contain information regarding the executives’ total annual compensation, termination benefits and wealth accumulation. A more detailed description of the tally sheets is provided under the heading “Review of Tally Sheets.”

In the first quarter of the calendar year, based upon individual performance and results achieved, the Chief Executive Officer typically recommends for the Committee’s review and approval specific salary adjustments for each of the executive officers, including the Named Executive Officers. The Chief Executive Officer makes his recommendations in conjunction with the marketplace data and input provided by the Consultant. He does not participate in any discussions with the Committee involving his own compensation. The Committee sets the target compensation at or near the median, with adjustments to account for our specific facts and circumstances. In 2009, management recommended and the Committee agreed that due to the deteriorating global economy and in an attempt to manage costs, Named Executive Officers as well as other officers of the Company would have their base salaries frozen for 2009.

For 2010, upon the recommendation of management, we determined again that no base salary increase would be provided to the CEO. It was the Committee’s desire that the CEO be rewarded for achievement of specific performance objectives that would advance our profitability and, as a result, the Committee approved an increase in Mr. Newlin’s target opportunity under the Annual Plan in lieu of a salary increase. See “Plan-Based Awards” below.

Plan-Based Awards

In the fourth quarter, the Committee typically reviews period-to-date performance and estimates of incentive payouts for the in-progress performance periods. In the first quarter of the following year, the Committee evaluates actual performance against pre-set goals and determines earnings under just-completed plan periods. Generally, the Committee approves payouts based on pre-set performance criteria and will not exercise discretion to increase an award. The Committee, however, has exercised its discretion to reduce an award.

In addition, annually the Committee and management typically review competitive total compensation data provided by the Consultant. Management uses the data to develop recommendations for eligibility, award opportunities, performance measures and goals for the plan periods to commence the subsequent year for the Committee’s review. The Committee approves final terms of the Annual Plan in the fourth quarter and the Long-Term Incentive plan in the first quarter. For 2010, this review took place in the fourth quarter of 2009 for both plans. In order to align compensation more closely with the market median and to focus the participants on the performance goals critical to our success, the Committee approved an increase in the target annual incentive opportunity for certain Named Executive Officers. The Committee increased the target annual incentive opportunity for Mr. Patterson from 50% to 60%, and the target annual incentive opportunity for Messrs. Rosenau and Smith from 50% to 55%. Target incentive opportunities for the LTIP will return to the levels that were in place in 2008 because we reduced 2009 grants significantly in recognition of the decline in our stock price and general market conditions.

In order to recognize Mr. Newlin’s role in transforming PolyOne into a specialty company and to reinforce the Committee’s philosophy of performance oriented pay, the Committee approved an increase in his target annual incentive opportunity from 100% to 110% for 2010. In the Committee’s judgment, the total compensation package provided to Mr. Newlin, as described under the heading “Employment Agreement with the Chief Executive Officer” below, is appropriate in order to fairly compensate and retain our Chief Executive Officer.

Review of Tally Sheets

The Committee and management annually review and consider tally sheets in connection with compensation decisions. Tally sheets, including all components of compensation, are reviewed by the Committee to determine the reasonableness of the compensation of our executive officers. Tally sheets are created collaboratively by the Consultant and our Human Resources department.

The tally sheets provide information regarding the Named Executive Officers’ as well as other officers’ total annual compensation, termination benefits and wealth accumulation. Total annual compensation includes: salary, annual incentive, long-term incentive, perquisites, and retirement benefits. This information is comparable to the amounts reported in the Summary Compensation Table. Payments under various forms of termination are reviewed and disclosed elsewhere in this proxy statement.

Tax Considerations

Cash compensation, such as base salary or annual incentive compensation, is taxable to the recipient as ordinary income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under tax-qualified plans, such as a 401(k) plan, do not affect our current tax deduction. Deferrals under supplemental executive deferral plans delay our tax deduction until the deferred amount (and any accumulation thereon) is paid. Stock-settled SARs are generally taxable as ordinary income when exercised and performance shares, RSUs and performance units are generally taxable when paid. We realize a tax deduction at that time. The Committee does review potential tax implications before making decisions regarding compensation.

Management and the Committee are aware of Section 162(m) of the Internal Revenue Code, which generally limits the deductibility of executive pay in excess of one million dollars, and which specifies the requirements for the “performance-based” exemption from this limit. The Committee generally manages our incentive programs to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. We believe the compensation paid to our Named Executive Officers in 2009 is fully deductible.

Accounting Considerations

When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the Committee review and consider the accounting implications of a given award, including the estimated expense and/or dilutive considerations. Depending upon the type of accounting treatment associated with an incentive plan design, management and the Committee may alter or modify the incentive award due to the accounting treatment if the award (and the related accounting consequences) were to adversely affect our financial performance.

Employment Agreement with the Chief Executive Officer

On February 6, 2006, we entered into an agreement with Mr. Newlin, under which he agreed to serve as our Chairman, President and Chief Executive Officer. The agreement provided for specified awards intended to serve as an inducement to join the company, for Mr. Newlin’s initial base salary and for his participation in our various long-term incentive and benefit plans in effect during the term of his employment.

In addition, the agreement provides for certain payments upon termination of Mr. Newlin’s employment, as described more fully in the “Potential Payments Upon Termination or Change-of-Control” section of this proxy statement. In October, 2007, this agreement was amended to ensure that any payments made pursuant to the agreement were in compliance with Section 409A of the Internal Revenue Code.

Mr. Newlin’s agreement also provides for a supplemental retirement benefit, as described more fully in this Compensation Discussion and Analysis under the heading “Retirement Benefits.”

Employment Agreement with Bernard Baert

In connection with the change in location for our European headquarters, PolyOne Luxembourg S.a.R.L. (“PolyOne Luxembourg”), our wholly owned subsidiary located in Luxembourg, entered into an employment contract with Bernard Baert, effective September 1, 2009.

Among other things, the agreement provides that Mr. Baert will be entitled to a monthly base salary of €24,708, daily meal vouchers and the use of a company car. Under the agreement, Mr. Baert may also be eligible to participate in our Annual Plan and will be included in a defined contribution benefits cafeteria plan established by PolyOne Luxembourg. Pursuant to the terms of the agreement, Mr. Baert has agreed not to compete with us or with PolyOne Luxembourg for a period of twelve months after termination of the agreement.

Mr. Baert’s agreement provides for certain payments upon termination of Mr. Baert’s employment, as described more fully in the “Potential Payments Upon Termination or Change-of-Control” section of this proxy statement.

Termination Payments for Other Named Executive Officers

Effective May 25, 2006, the Committee approved the PolyOne Corporation Executive Severance Plan (the “Executive Severance Plan”) that is designed to provide severance protection to certain officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations. All of the Named Executive Officers participate in the Executive Severance Plan except Messrs. Newlin and Baert. Under the terms and conditions of the Executive Severance Plan, officers are entitled to receive Severance Payments upon their involuntary termination of employment for reasons other than cause, death or disability. The plan details and estimates of these payments are provided in the “Potential Payments Upon Termination or Change-of-Control” section of this proxy statement. These severance benefits are contingent upon our receipt of a signed release of all claims against us and signed non-compete, non-solicitation and non-disparagement agreements.

Change of Control Payments

We have entered into management continuity agreements (“Continuity Agreements”) with all of our elected corporate officers, including each of the Named Executive Officers. These agreements are designed to provide severance protection should a change of control of PolyOne occur and the executive officer’s employment be terminated either by us without cause or by the executive for good reason (as defined in the agreements). Generally, a change of control will be deemed to have occurred if (1) any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding securities (subject to certain exceptions); (2) there is a change in the majority of our Board of Directors; (3) certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or (4) there is shareholder approval of a complete liquidation or dissolution of PolyOne.

These agreements are intended to provide for continuity of management in the event of a change of control. The agreements are automatically renewed each year unless we give prior notice of termination of the Continuity Agreement. The agreements provide that covered executive officers could be entitled to certain severance benefits. The details of the severance payments and benefits are provided in the “Potential Payments Upon Termination or Change-of-Control” section of this proxy statement.

In order to provide additional protection in the event of a change of control, our equity awards and annual incentive provide for accelerated benefits in the event of a change of control. In addition, the terms of the performance units provide that in the event of a change of control, the participant is entitled to 100% of the performance units. In the event of a change of control and a termination of the executive’s employment by us without cause or by the executive for good reason (as defined in the agreements), the SARs remain exercisable for their full term. These change of control provisions affect all participants in those programs, including the Named Executive Officers.

Compensation Policies

Timing with Respect to Equity Award Grants

In prior years, the base price of SARs has been set according to our practice as outlined in the 2005 Equity and Performance Incentive Plan based on the average of the high and low price of our common shares on the trading day immediately before the day the award was approved by the Committee. Effective with the approval of the 2008 Equity and Performance Incentive Plan, the practice was changed to set the base price of SARs (and the exercise price of any options granted) as the closing price of our common shares on the date of grant. Further, if we are in possession of material information that has not been publicly disclosed, the Committee will not grant equity awards until all such information is available to the public.

Stock Ownership Guidelines

In order to better align their financial interests with those of shareholders, we believe our executives should own a meaningful number of our shares. We have adopted share ownership guidelines specifying a minimum level of share ownership for all executives, including all Named Executive Officers. The specific levels of share ownership for the Named Executive Officers are noted in the following table. Executives are expected to accumulate the specified shares within five years of their becoming subject to the policy. The applicable guidelines are reduced after age 55 by 10% of the original level of ownership each year for five years.

In general, shares counted toward required ownership include shares directly held and shares held in our benefit or deferral plans (including RSUs, performance shares that have met the applicable performance criteria, and phantom shares under our nonqualified deferral plan). We amended our guidelines to add a stock retention component, which requires that executives retain half of all shares issued as compensation (net of taxes). This new feature became effective December 16, 2009. After age 55, the 50% retention requirement is reduced 10% each year for five years. These guidelines and retention requirements apply until the executive retires.

Element	Newlin	Patterson	Rosenau	Smith	Baert
Share Ownership Target (in shares)	288,000	40,000	100,000	100,000	50,000

Total Share Ownership as of 3/15/10	644,800	211,500	125,717	133,774	84,066

Attainment Status	223.9%	528.8%	125.7%	133.8%	168.1%

Note: Ownership targets have been reduced by 20% for Mr. Newlin and 50% for Mr. Baert, according to the applicable guideline pertaining to age reduction as discussed above. Mr. Newlin and Mr. Patterson have been with the Company less than five years and are not yet required to reach 100% of the full share ownership guideline (360,000 shares for Mr. Newlin and 100,000 shares for Mr. Patterson). The share ownership target for Mr. Newlin has been reduced to reflect he has been with the Company for four years and the share ownership target for Mr. Patterson has been reduced to reflect he has been with the Company for two years.

Repayment of Earned Incentives upon Restatement of Financial Results

We have adopted a policy that is consistent with the requirements of the Sarbanes-Oxley Act of 2002, which requires the Chief Executive Officer and Chief Financial Officer to reimburse us for any awards received during the twelve-month period following the release of financial results that subsequently require an accounting restatement due to material noncompliance with any financial reporting requirement if they are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

Conclusion

Our executive compensation programs are competitive in the marketplace and linked to our performance. These programs allow us to attract and retain high-caliber executives. We believe the design of our compensation plans and the relative mix of compensation elements successfully motivates our executives and aligns both the short-term and long-term interests of employees and shareholders.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by, and the compensation opportunity granted to, our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers during the fiscal year ended December 31, 2009 and the prior two fiscal years, if applicable.

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
					Option/	Incentive	Deferred
				Stock	SAR	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings	Compensation		Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
Stephen D. Newlin,	2009	$860,000	$—	$312,547	$275,559	$1,720,000	$516,552 (5)	$138,847	(7)	$3,823,505

Chairman, President &	2008	831,731	—	771,931	648,168	1,044,150	4,341,255	135,106		7,772,341

Chief Executive Officer	2007	741,635	—	—	839,876	1,482,066	—	208,069		3,271,646

Robert M. Patterson, Senior Vice President and	2009	415,000	—	60,325	53,223	415,000	—	198,924	(8)	1,142,472

Chief Financial Officer	2008	255,385	—	307,200	160,800	107,568	—	85,109		916,062

Robert Rosenau, Senior Vice President,	2009	335,000	—	35,179	31,042	314,398	142,521 (6)	64,014	(9)	922,154
President of Performance Products and Solutions

Kenneth M. Smith,	2009	336,000	—	35,179	31,042	336,000	121,177 (6)	61,563	(10)	920,961

Senior Vice President,	2008	333,308	—	84,798	70,512	210,289	156,297	69,065		924,269

Chief Information and Chief Human Resources Officer	2007	323,712	—	—	159,315	149,053	189,074	76,485		897,639

Bernard P. Baert,	2009	424,953	—	28,194	24,898	283,974	—	78,259	(11)	840,278

Senior Vice President, President of Europe and	2008	415,441	—	84,798	70,512	121,564	—	84,388		776,703

International(1)	2007	421,668	—	—	144,609	166,263	—	86,727		819,267

(1)	Mr. Baert’s compensation is based in Euros. The conversion rate used for purposes of converting the Euros earned by Mr. Baert into dollars for purposes of this table was €1.00 = $1.43325, which is the conversion rate used in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	This column includes the grants of Performance Shares granted in 2009 to the Named Executive Officers under our 2008 Equity and Performance Incentive Plan. These grants are described more fully in the narrative following the 2009 Grants of Plan-Based Awards table and in the “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2009 — Performance Shares” section of this proxy statement. The amounts reflected in the table for 2009 represent the grant date fair value of the award computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. Additional information regarding assumptions made in the valuation of the award can be found in Note 16 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)	This column includes the grants of target-priced, stock-settled SARs granted in 2009 to the Named Executive Officers under our 2008 Equity and Performance Incentive Plan. These grants are described more fully in the narrative following the 2009 Grants of Plan-Based Awards table and in the “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2009 — Stock-Settled SARs” section of this proxy statement. The amounts reflected in the table for 2009 represent the grant date fair value of the award computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. Additional information regarding assumptions made in the valuation of the award can be found in Note 16 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)	This column reflects amounts earned by the Named Executive Officers under the Annual Plan. The terms of the plan are described more fully in the narrative following the 2009 Grants of Plan-Based Awards table and in the “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive” section of this proxy statement.

(5)	Mr. Newlin is entitled to a supplemental retirement benefit under his Letter Agreement (as amended on July 18, 2008), as described more fully in the “Compensation Discussion and Analysis — Elements of Compensation — Retirement Benefits” section of this proxy statement. The amount reflected in the table for 2009 reflects the change in net present value of the annual benefit payment that will be payable as a 15-year certain and continuous life annuity beginning at age 58.6 and assumes that Mr. Newlin has a “Qualifying Separation from Service.”

(6)	Among the Named Executive Officers, Messrs. Rosenau and Smith participate in the Qualified Pension Plan and the Nonqualified Pension Plan that existed prior to our formation in 2000 through the consolidation of Geon and M.A. Hanna. The aggregate actuarial present value of Messrs. Rosenau’s and Smith’s accumulated benefits under the Qualified Pension Plan and the Nonqualified Pension Plan increased by the amount shown in the table above. Above-market or preferential earnings are not available under any of our non-qualified deferred compensation plans.

(7)	Amounts under “All Other Compensation” for Mr. Newlin include tax gross-ups on personal benefits in the amount of $9,807, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $15,925, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $84,167 and excess liability umbrella insurance coverage in the amount of $831. Mr. Newlin also received perquisites in 2009, reflected in the table, with the following incremental costs: car allowance ($14,400), financial planning and tax preparation expenses ($12,963), and an executive physical ($754).

(8)	Amounts under “All Other Compensation” for Mr. Patterson include tax gross-ups on personal benefits (including a gross up on reimbursement for moving expenses described below) in the amount of $68,126, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $7,870, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $26,097 and excess liability umbrella insurance coverage in the amount of $831. Mr. Patterson also received perquisites in 2009, reflected in the table, with the following incremental costs: reimbursement of moving expenses, including a portion of his loss on sale ($90,000), incidental moving expenses ($3,750), and financial planning and tax preparation expenses ($2,250).

(9)	Amounts under “All Other Compensation” for Mr. Rosenau include tax gross-ups on personal benefits in the amount of $5,331, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $25,227, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $4,905, excess liability umbrella insurance coverage in the amount of $831, return of contributions incorrectly made to the non-qualified deferred compensation plan in 2008 in the amount of $6,752, reimbursement of a tax penalty related to under reporting of 2008 income due to the non-qualified deferred compensation plan error in the amount of $1,350, and gross-up of the tax penalty in the amount of $957. Mr. Rosenau also received perquisites in 2009, reflected in the table, with the following incremental costs: car allowance ($12,000) and financial planning and tax preparation expenses ($6,661).

(10)	Amounts under “All Other Compensation” for Mr. Smith include tax gross-ups on personal benefits in the amount of $5,348, PolyOne’s cash contributions to our Qualified Savings Plan in the amount of $23,008, PolyOne’s cash contributions under our non-qualified retirement plan providing for benefits in excess of the amounts permitted to be contributed under the Qualified Savings Plan in the amount of $13,690, and excess liability umbrella insurance coverage in the amount of $831. Mr. Smith also received perquisites in 2009, reflected in the table, with the following incremental costs: car allowance ($12,000) and financial planning and tax preparation expenses ($6,686).

(11)	Amounts under “All Other Compensation” for Mr. Baert include PolyOne’s cash contributions to tax-efficient savings plans generally provided to all Belgium and Luxembourg employees, in the amount of $52,316 and excess liability umbrella insurance coverage in the amount of $831. Mr. Baert also received perquisites in 2009, reflected in the table, with the following incremental costs: company provided automobile ($19,889), meal vouchers ($2,081) and customer entertainment allowance ($3,142).

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(4)
								Exercise or	Closing	Grant Date
								Base Price	Market	Fair Value
								of Option/	Price on	of Stock and
	Grant	Threshold(3)	Target	Maximum	Thershold	Target	Maximum	Awards(5)	Grant	Option/ SAR
Name	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)	Date	Awards(6)
S.D. Newlin	(1)	258,000	860,000	1,720,000

	3/5/2009	309,600	1,032,000	2,064,000

	3/5/2009				—	426,100	—	1.43	1.43	275,559

	3/5/2009				—	246,100	—			312,547

R.M. Patterson	(1)	62,250	207,500	415,000

	3/5/2009	59,760	199,200	398,400

	3/5/2009				—	82,300	—	1.43	1.43	53,223

	3/5/2009				—	47,500	—			60,325

R.M. Rosenau	(1)	50,250	167,500	335,000

	3/5/2009	36,180	120,600	241,200

	3/5/2009				—	48,000	—	1.43	1.43	31,042

	3/5/2009				—	27,700	—			35,179

K.M. Smith	(1)	50,400	168,000	336,000

	3/5/2009	36,300	121,000	242,000

	3/5/2009				—	48,000	—	1.43	1.43	31,042

	3/5/2009				—	27,700	—			35,179

B. Baert	(1)	63,743	212,476	424,953

	3/5/2009	45,150	150,500	301,000

	3/5/2009				—	38,500	—	1.43	1.43	24,898

	3/5/2009				—	22,200	—			28,194

(1)	There is no Grant Date for these awards. This row relates to awards made under our cash-based Annual Plan.

(2)	The first row of this column for each Named Executive Officer represents the annual cash incentive opportunity for the Named Executive Officers under the Annual Plan. The actual amount earned for 2009 under the Annual Plan is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The second row of this column for each Named Executive Officer represents the performance units awarded to each Named Executive Officer under our 2008 Equity and Performance Incentive Plan. Each performance unit is equal in value to $1.00. These performance units are subject to achievement of specified performance goals over the performance period from January 1, 2009 to December 31, 2009. The performance units will be paid in cash, if earned, contingent upon the Named Executive Officer remaining in continuous employment through the payment date, which shall be in 2012 and shall occur no later than March 15, 2012.

(3)	Threshold refers to the minimum amount payable upon reaching the threshold level of performance. If threshold performance is not attained, the participant will receive $0 for this award.

(4)	The first row of this column for each Named Executive Officer represents stock-settled SARs granted under our 2008 Equity and Performance Incentive Plan that vest one-third per year over three years, but only upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $1.57; 1/3 @ $1.72; and 1/3 @ $1.86. The second row of this column for each Named Executive Officer represents stock-settled Performance Shares granted under our 2008 Equity and Performance Incentive Plan that vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $1.57; 1/3 @ $1.72; and 1/3 @ $1.86. Vested Performance Shares will be released three years from the date of grant. The award of SARs and Performance Shares provide a single estimated payout and, thus, the total number of SARS and Performance Shares granted in 2009 are reported in the “Target” column above.

(5)	In setting the base price of SARs, we have followed the practice of using the closing price on the grant date. This practice is in compliance with our 2008 Equity and Performance Incentive Plan. The award of stock-settled SARs that was granted on March 5, 2009 to the Named Executive Officers was priced using the grant date closing price of $1.43.

(6)	This represents the grant date fair value of each equity-based award, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. Additional information regarding assumptions made in the valuation of the award can be found in Note 16 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Set forth below is narrative disclosure relating to the Summary Compensation Table and the 2009 Grants of Plan-Based Awards table.

Senior Executive Annual Incentive Plan

Annual cash incentives for 2009 under our Annual Plan are based on achievement of performance goals relating to company operating income and consolidated working capital as a percentage of sales (for the corporate staff participants) and business unit operating income and consolidated working capital as a percentage of sales (for Messrs. Rosenau and Baert). Achievement of a performance goal at the threshold level results in payment of 30% of the targeted award for that performance goal; achievement of a performance goal at the target level results in a payment of 100% of the targeted award for that performance goal; and, achievement at the maximum level or greater results in payment of 200% of the targeted award for that goal. In no event will a Named Executive Officer receive an award that exceeds the plan maximum of $2,000,000. If performance falls between the levels, the award payouts are interpolated. For a more detailed discussion of our annual incentive plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive.”

Cash-Settled Performance Units

Cash-settled performance units were granted in 2009 to all of our Named Executive Officers under our 2008 Equity and Performance Incentive Plan and are based on achievement of the performance goal, working capital as a percentage of sales, over a one-year period. If we achieve performance at the threshold level, 30% of the performance units will be earned; if we achieve performance at the targeted level, 100% of the performance units will be earned; and, if we achieve performance at the maximum level or greater, 200% of the performance units will be earned. If performance falls between the levels, the number of performance units earned is interpolated. For a more detailed discussion of the performance units granted in 2009, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2009 — Cash-Settled Performance Units.”

Stock-Settled SARs

In 2009, our Compensation Committee granted stock-settled SARs to the Named Executive Officers. These SARs have a term of seven years and vest one-third per year over three years, but only upon on achievement of performance criteria that require a 10%, 20% and 30% premium over the grant price. For a more detailed discussion of the stock-settled SARs granted in 2009, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2009 — Stock-Settled SARs.”

Performance Shares

In 2009, our Compensation Committee granted Performance Shares to the Named Executive Officers. The Performance Shares vest in one-third increments when a 10%, 20% and 30% premium in grant price is achieved over the three-year performance period, payable after three years. For a more detailed discussion of the Performance Shares granted in 2009, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive — Awards Granted in 2009 — Performance Shares.”

Employment Agreements

We do not have employment agreements with any of our Named Executive Officers, except for Messrs. Newlin and Baert. Mr. Newlin’s and Mr. Baert’s Employment Agreements are described in detail in the “Compensation Discussion and Analysis — Employment Agreement with the Chief Executive Officer,” “Compensation Discussion and Analysis — Employment Agreement with Bernard Baert,” and the “Potential Payments Upon Termination or Change-of-Control” sections of this proxy statement.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option/SAR Awards							Stock Awards
				Equity
				Incentive Plan
	Number of		Number of	Awards: Number of
	Securities		Securities	Securities						Market Value
	Underlying		Underlying	Underlying				Number of Shares		of Shares or
	Unexercised		Unexercised	Unexercised		Option		or Units of Stock		Units of Stock
	Options		Options	Unearned		Exercise	Option	That Have Not		That Have Not
	Exercisable(1)		Unexercisable	Options		Price	Expiration	Vested		Vested(2)
Name	(#)		(#)	(#)		($)	Date	(#)		($)
S.D. Newlin								114,700	(3)	856,809

								246,100	(4)	1,838,367

	116,600	(5)		58,300	(5)	9.1850	2/20/2013

	308,400	(6)				6.5850	3/7/2014

	95,600	(7)	191,200 (7)			6.7650	3/5/2015

				426,100	(8)	1.4300	3/4/2016

R.M. Patterson								40,000	(3)	298,800

								47,500	(4)	354,825

	20,000	(7)	40,000 (7)			7.7200	5/14/2015

				82,300	(8)	1.4300	3/4/2016

R.M. Rosenau								12,600	(3)	94,122

								27,700	(4)	206,919

				14,400	(9)	8.9400	1/4/2012

	23,800	(5)		11,900	(5)	6.5100	1/3/2013

	55,200	(6)				6.5850	3/7/2014

	10,400	(7)	20,800 (7)			6.7650	3/5/2015

				48,000	(8)	1.4300	3/4/2016

	200					9.0000	9/4/2010

	6,900					8.7000	2/27/2011

	6,900					12.2200	3/25/2012

	5,372					6.0000	3/31/2013

K.M. Smith								12,600	(3)	94,122

								27,700	(4)	206,919

				18,600	(9)	8.9400	1/4/2012

	29,800	(5)		14,900	(5)	6.5100	1/3/2013

	58,500	(6)				6.5850	3/7/2014

	10,400	(7)	20,800 (7)			6.7650	3/5/2015

				48,000	(8)	1.4300	3/4/2016

	200					9.0000	9/4/2010

	42,700					8.7000	2/27/2011

	49,500					12.2200	3/25/2012

	39,100					6.0000	3/31/2013

	Option/SAR Awards					Stock Awards
			Equity
			Incentive Plan
	Number of	Number of	Awards: Number of
	Securities	Securities	Securities				Market Value
	Underlying	Underlying	Underlying			Number of Shares	of Shares or
	Unexercised	Unexercised	Unexercised	Option		or Units of Stock	Units of Stock
	Options	Options	Unearned	Exercise	Option	That Have Not	That Have Not
	Exercisable(1)	Unexercisable	Options	Price	Expiration	Vested	Vested(2)
Name	(#)	(#)	(#)	($)	Date	(#)	($)
B. Baert						12,600 (3)	94,122

						22,200 (4)	165,834

			18,600 (9)	8.9400	1/4/2012

	25,000 (5)		12,500 (5)	6.5100	1/3/2013

	53,100 (6)			6.5850	3/7/2014

	10,400 (7)	20,800 (7)		6.7650	3/5/2015

			38,500 (8)	1.4300	3/4/2016

	200			9.0000	9/4/2010

	41,000			8.7000	2/27/2011

	47,500			12.2200	3/25/2012

(1)	This column shows the fully-exercisable stock options and SARs previously granted to the Named Executive Officers.

(2)	Based on the closing market price of our common shares on the last trading day of the 2009 fiscal year, December 31, 2009 ($7.47).

(3)	These RSUs were granted in 2008 and vest on the third anniversary of the date of grant.

(4)	These stock-settled Performance Shares were granted in 2009 and vest upon the attainment of target prices (sustained for three consecutive trading dates) for our common shares as follows: 1/3 @ $1.57; 1/3 @ $1.72; and 1/3 @ $1.86. Vested Performance Shares will be released 3 years from the date of grant.

(5)	These stock-settled SARs were granted in 2006 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.50; 1/3 @ $8.50; and 1/3 @ $10.00. In no event may the SARs vest sooner than one year from the date of grant.

(6)	These stock-settled SARs were granted in 2007 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $7.24; 1/3 @ $7.90; and 1/3 @ $8.56. In no event may the SARs vest sooner than one year from the date of grant.

(7)	These stock-settled SARs were granted in 2008 and vest one-third on each of the first three anniversaries of the date of grant.

(8)	These stock-settled SARs were granted in 2009 and vest ratably over three years upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $1.57; 1/3 @ $1.72; and 1/3 @ $1.86. In no event may the SARs vest sooner than one year from the grant date.

(9)	These stock-settled SARs were granted in 2005 and vest upon the attainment of target prices (sustained for three consecutive trading days) for our common shares as follows: 1/3 @ $9.84; 1/3 @ $10.73; and 1/3 @ $11.63.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized
	Exercise	Exercise	Acquired on Vesting(1)	on Vesting(2)
Name	(#)	($)	(#)	($)
S.D. Newlin	—	—	134,600	$300,158

R.M. Patterson	—	—	—	—

R.M. Rosenau	—	—	—	—

K.M. Smith	—	—	—	—

B. Baert	—	—	—	—

(1)	Represents the release of restricted shares (less shares required to satisfy tax withholding requirements) to Mr. Newlin upon their vesting.

(2)	Based on the closing market price of our common shares on the last trading day prior to the vesting date, February 20, 2009 ($2.23).

2009 PENSION BENEFITS

		Number of Years	Present Value of		Payments During Last
		Credited Service	Accumulated Benefit		Fiscal Year
Name	Plan Name	(#)	($)		($)
S.D. Newlin	Supplemental Retirement benefit under Letter Agreement	—	$4,857,807	(1)	0

R.M. Patterson	N/A	—	—		—

R.M. Rosenau	PolyOne Merged Pension Plan	26.0	662,707	(2)	0

	The Geon Company Section 401(a)(17) Benefit Restoration Plan	26.0	498,720	(2)	0

K.M. Smith	PolyOne Merged Pension Plan	17.4	424,954	(2)(3)	0

	The Geon Company Section 401(a)(17) Benefit Restoration Plan	17.4	541,552	(2)(4)	0

B. Baert	N/A	—	—		—

(1)	The Present Value of Accumulated Benefit shown above for Mr. Newlin is the lump-sum value as of December 31, 2009 of the annual benefit payment earned as of December 31, 2009 that will be payable under Mr. Newlin’s Amended and Restated Letter Agreement, dated as of July 16, 2008, providing for a 15-year certain and continuous life annuity beginning at age 58.6. Lump sum payments are not allowed under the plan. The assumptions used to determine the lump-sum value are a discount rate of 6.18% and a post-retirement mortality using the RP-2000 Combined Healthy Mortality Tables for males projected by scale AA to 2010.

(2)	The Present Value of Accumulated Benefit shown above for each plan for Messrs. Rosenau and Smith is the lump-sum value as of December 31, 2009 of the pension benefit earned as of December 31, 2009 that would be payable under that plan for Messrs. Rosenau’s and Smith’s life beginning at age 62 (the earliest age prior to the Normal Retirement Age of 65 when benefits can commence unreduced for early retirement). Lump sum payments are not allowed under either plan. The assumptions used to determine the lump-sum value are a discount rate of 6.18% and a post-retirement mortality using the RP-2000 Combined Healthy Mortality Tables for males projected by Scale AA to 2010. No pre-retirement decrements are assumed.

(3)	Mr. Smith’s Number of Years Credited Service includes four additional years of pension service discussed in the narrative following the 2009 Pension Benefit table. Without the four additional years of pension service, the Present Value of Accumulated Benefit would have been $327,387 instead of the $424,954 shown in the table. Subsequent earnings under the qualified and non-qualified plan were frozen effective March 20, 2009.

(4)	Mr. Smith’s Number of Years Credited Service includes four additional years of pension service discussed in the narrative following the 2009 Pension benefit table. Without the four additional years of pension service, the Present Value of Accumulated Benefit would have been $417,214 instead of the $541,552 in the table. Subsequent earnings under the qualified and non-qualified plan were frozen effective March 20, 2009.

As a result of the continuation of plans that existed prior to the consolidation of Geon and M.A. Hanna, we maintain two defined benefit plans for those employees who were with those companies at the time of the consolidation. As of December 31, 1999, both plans were closed to new participants. Effective March 20, 2009, both plans were frozen so that participants no longer earn additional benefits. Only Messrs. Rosenau and Smith participate in these Pension Plans.

One plan is The PolyOne Merged Pension Plan, which provides funded, tax-qualified benefits subject to the limits on compensation and benefits under the Internal Revenue Code (the “Qualified Plan”). The other plan is The Geon Company Section 401(a)(17) Benefit Restoration Plan (the “Benefit Restoration Plan”), which provides unfunded, non-qualified benefits that are in addition to those offered under the Qualified Plan. The Benefit Restoration Plan benefits are calculated under a formula similar to that of the Qualified Plan, but without the compensation and benefit limits imposed by the Internal Revenue Code on qualified plans. The benefits under the Benefit Restoration Plan are offset by benefits provided under the Qualified Plan. The Qualified Plan makes available a pension that is paid from funds in trust provided through contributions by us. Any pension benefit provided under the Benefit Restoration Plan is paid from our general assets.

The amount of the executive’s pension depends on a number of factors including Final Average Earnings (FAE) and years of credited Benefit Service. FAE is determined based on the highest four consecutive calendar years of an employee’s earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the match by us in the qualified savings plans. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Summary Compensation Table.

The Qualified Pension Plan and Nonqualified Pension Plan were frozen to new entrants effective December 31, 1999. Benefit Service was frozen effective December 31, 2002 in both plans and, effective March 20, 2009, earnings under both plans were frozen for all participants. We decided to freeze these plans following a comprehensive retirement benefits review, during which the Committee examined whether our retirement programs were consistent with company goals, including fairness to all associates and competitiveness in the marketplace. With this change, we have a single and competitive retirement plan for our U.S.-based employees.

The combined Plans generally provide a benefit of 1.15% of FAE, times all years of pension service credit, plus 0.45% of FAE in excess of 2002 “covered compensation” (as defined by the Social Security Administration) times years of pension credit up to 35 years. In addition, those executives who were actively at work on December 31, 1989, may receive an additional pension service credit of up to four years if actual pension service credit is less than 24 years. Benefits become vested after five years of service and are generally payable on a monthly lifetime basis starting at age 65.

A former employee can elect to commence vested benefit payments as early as age 55 in lieu of waiting to age 65. However, the benefit described above is subject to reduction in recognition of the additional payments that are received because of early commencement. The reduction for early retirement is determined differently depending on whether the former employee terminated employment before or after attaining age 55. If an employee terminates employment on or after age 55 and commences his or her benefit before age 62, the benefit payments would be reduced by 0.5% per month. If an employee terminates employment before age 55 and commences his or her benefit before age 65, the reduction is more severe and is determined on an actuarially equivalent basis. No reduction will occur if an employee (1) terminates employment on or after age 55 and commences his or her benefit on or after age 62 or (2) terminates employment before age 55 and commences his or her benefit at age 65.

The normal form of payment provides that an employee will receive his or her benefit in a lifetime payment with a minimum of 60 monthly payments guaranteed. Married participants receive payments in an actuarially equivalent 50% Joint and Survivor form. Other actuarially equivalent monthly lifetime forms of payments are available if elected by the participant with spousal agreement if married. Lump sum payments are not available.

In general, if a married, vested participant dies prior to commencing his pension benefit then the spouse is eligible to receive the benefit that would have otherwise been payable had the participant terminated employment on the day he died, survived to his Normal Retirement Date and elected a 50% Joint and Survivor form of payment and then immediately died. The 50% Joint and Survivor provides the surviving spouse with monthly lifetime payments at the participant’s Normal Retirement Age equal to 50% of the benefit that otherwise would have been payable. Payments can commence prior to the participant’s Normal Retirement Age but may be reduced for early commencement.

Mr. Newlin is also eligible for supplemental retirement benefits as described more fully in the “Compensation Discussion and Analysis — Elements of Compensation — Retirement Benefits” section of this proxy statement.

2009 NONQUALIFIED DEFERRED COMPENSATION

			Aggregate
	Executive	Registrant	Earnings	Aggregate
	Contributions	Contributions in	in Last	Withdrawals/	Aggregate Balance
	in Last FY(1)	Last FY(2)	FY(3)	Distributions	at Last FY(4)
	($)	($)	($)	($)	($)
S.D. Newlin	$77,139	$84,167	$15,283	$—	$580,777

R.M. Patterson	103,385	26,097	43,063	—	214,084

R.M. Rosenau	—	4,905	2,254	—	67,894

K.M. Smith	12,083	13,690	48,954	—	282,812

B. Baert	—	—	—	—	—

(1)	These amounts reflect actual amounts earned by the Named Executive Officers in 2009 that have been deferred on a voluntary basis. The amounts reflected in this column are included in the Summary Compensation Table as follows:

		2008 “Non-Equity
		Incentive Plan
	2009 “Salary”	Compensation”
Name	Column	Column
S.D. Newlin	$41,677	$35,462

R.M. Patterson	83,798	19,587

R.M. Rosenau	—	—

K.M. Smith	12,083	—

B. Baert	—	—

(2)	This column contains contributions by us in the last fiscal year under our non-qualified retirement plan, the PolyOne Supplemental Retirement Benefit Plan, which provides for benefits in excess of amounts permitted to be contributed under our qualified retirement plan, as follows: (a) our cash contributions in amounts equal to 100% on the first 3% of employee contributions plus 50% on the next 3% of employee contributions (the “Company Match”) and (b) a retirement contribution by us in an amount equal to 2% of eligible earnings (the “Retirement Contribution). Mr. Baert does not currently participate in this plan or any other non-qualified deferred compensation plan. The following table breaks out the contributions made by us in 2009 under each of the types of contributions described above:

Company Contribution	Newlin	Patterson	Rosenau	Smith	Baert
Company Match	57,854	20,546	—	9,062	—

Retirement Contribution	26,313	5,551	4,905	4,628	—

All of these amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	A portion of the balance reflected in the table represents amounts earned by the executives, which they have elected to defer on a voluntary basis. Messrs. Rosenau and Smith also have balances in a frozen non-qualified deferred compensation plan sponsored by our predecessor company, Geon. The Geon Company Section 401(a)(17) Benefit Restoration Plan amounts are reflected in the table.

We currently offer participation in a non-qualified deferred compensation retirement plan, called the PolyOne Supplemental Retirement Benefit Plan. This plan is an unfunded, nonqualified plan that provides benefits similar to our Qualified Savings Plan, but without Internal Revenue Code contribution and earnings limitations. The Named Executive Officers are permitted to elect to defer up to 50% of their salary and annual bonus into the plan. The amounts deferred are credited to accounts selected by the executive that mirror the investment alternatives available in our qualified retirement plan, except that participants cannot elect the PolyOne stock fund with respect to amounts deferred under the non-qualified plan. Each Named Executive Officer who is a participant in the supplemental plan is 100% vested in that portion of his or her account that is attributable to elective deferrals, the Transition Contribution and the Company Match. Effective March 20, 2009, the Transition Contribution was eliminated for all participants. Further, Named Executive Officers who are participants in the plan are vested in the Retirement Contribution (as defined above) upon three years of service. A Named Executive Officer’s vested accounts will commence to be paid to such executive within 30 days of the date of the executive’s termination of employment with us in the form of payment selected by the executive (lump sum payment or payment in installments over a period not exceeding 10 years) on an election form received by us.

The PolyOne Supplemental Retirement Benefit Plan and the frozen plans are subject to the rules of Section 409A of the Internal Revenue Code, which restricts the timing of distributions. Thus, payment, or commencement of payment, to the Named Executive Officers of their accounts may need to be delayed by six months from such executive’s “separation from service” with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Our Named Executive Officers’ employment may be terminated under several possible scenarios. In certain of these scenarios, our plans, agreements, arrangements or typical practices would provide severance benefits in varying amounts to the executive. We do not have employment agreements with our Named Executive Officers, other than Messrs. Newlin and Baert. We do have Continuity Agreements with each of our Named Executive Officers, which provide for specified benefits upon a termination of employment following a change of control and each of our Named Executive Officers, other than Messrs. Newlin and Baert, participate in our Executive Severance Plan. Further, our plans, agreements and arrangements may provide for specified benefits upon a change of control (or for acceleration of such benefits). Severance and other benefits that are payable upon a termination of employment and/or upon a change of control are described below. The tables following the narrative discussion summarize the amounts payable upon termination or a change of control under certain circumstances, assuming that the executive’s employment terminated on December 31, 2009.

Management Continuity Agreements

Messrs. Newlin, Patterson, Rosenau, Smith and Baert are parties to Continuity Agreements with us. The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a “change of control” of PolyOne. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. Generally, a change of control is deemed to have occurred if:

•	any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding securities (subject to certain exceptions);

•	there is a change in the majority of our Board of Directors;

•	certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

•	there is shareholder approval of a complete liquidation or dissolution of PolyOne.

The Continuity Agreements generally provide for the continuation of employment of the individuals (for a period of two or three years, depending on the executive) in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation.

If a change of control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “good reason,” generally the Continuity Agreements provide that the individual would be entitled to receive:

•	a lump sum payment of two or three years of base salary, depending on the executive;

•	a payment of up to two or three times (depending on the executive) the executive’s targeted annual incentive amount in effect prior to the change of control;

•	reimbursement for costs of employee health and welfare benefits for up to two or three years (depending on the executive) equal to the difference between (1) the amount the executive is required to pay for such coverage and (2) the amount the executive would have been required to pay if he had paid the same percentage of the cost that a similarly situated employee would pay as of the date of the executive’s termination of employment, plus reimbursement for any taxes imposed as a result of the reimbursement for health care coverage;

•	a financial planning/tax preparation allowance equal to the annual financial planning/tax preparation allowance the executive was entitled to receive prior to the change of control;

•	a payment based on the difference between what the executive is entitled to receive under certain retirement plans and what the executive would have received under such retirement plans if he had accumulated two or three (depending on the executive) additional years of service under such plans;

•	a lump sum payment equal to the company contributions required to be made to certain retirement plans on behalf of the executive for the year of the change of control or the year of termination; and

•	a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Internal Revenue Code.

Under the terms of the Continuity Agreements, “cause” is defined generally to include: (1) following notice and an opportunity to cure, the willful and continued failure of the executive to substantially perform his duties, which causes material and demonstrable injury to the company; or (2) the willful engaging by the executive in other gross misconduct materially and demonstrably injurious to the company.

Further, under the terms of the Continuity Agreements, “good reason” is defined generally to include:

•	changes in duties, responsibilities, reporting relationships and status that constitute a material demotion;

•	the assignment of duties or responsibilities that are materially inconsistent with, or materially and adversely change, the executive’s positions, duties, responsibilities or reporting relationships and status;

•	a reduction in base salary or target incentive;

•	the failure to continue employee benefits or perquisites on a substantially equivalent basis;

•	the requirement to change the principal location of the executive’s work, which results in an additional commute of more than 50 miles;

•	the requirement for increased travel (one-third more) away from the executive’s office;

•	the failure of a successor to assume the Continuity Agreement; or

•	a termination of employment that does not comply with the Continuity Agreement.

For the Chief Executive Officer, “good reason” also includes his election to terminate employment for any reason during the 30-day period immediately following the first anniversary of the change of control.

To the extent a payment or benefit that is paid or provided under a Continuity Agreement would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Continuity Agreement or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Continuity Agreement and such other plan, program, agreement, arrangement or legal requirement.

In addition, in order to receive payment and benefits under the Continuity Agreement, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete and non-solicitation covenants for two or three years (depending on the executive).

Employment Agreement with Mr. Newlin

We have entered into a letter agreement with Stephen D. Newlin, pursuant to which Mr. Newlin agreed to serve as our Chairman, President and Chief Executive Officer. The agreement provides that if (i) Mr. Newlin’s employment is terminated by us without serious cause (as defined in our Employee Transition Plan), (ii) Mr. Newlin is not otherwise entitled to receive benefits under his Continuity Agreement (discussed above) and (iii) Mr. Newlin agrees to standard non-compete and non-solicitation covenants for a period of 36 months following the date of termination, Mr. Newlin will be entitled to 36 months of salary continuation, car allowance and financial planning/tax preparation allowance, a pro-rated annual incentive amount as earned for the year in which the termination of employment occurs and reimbursement for the costs previously paid by us while Mr. Newlin was employed for the continued coverage for 24 months in our medical and dental plans (but not life insurance, short-term disability or long-term disability), plus any taxes imposed as a result of such reimbursement.

Mr. Newlin is also entitled to supplemental retirement benefits under his Letter Agreement if his employment is involuntarily terminated other than for Serious Cause or if Mr. Newlin terminates employment for “Good Reason” (as defined above) following a change of control. For this purpose, Serious Cause has the meaning ascribed to such term in the PolyOne Employee Transition Plan as amended from time to time, and also includes any breach of the Letter Agreement or certain other agreements between us and Mr. Newlin. These supplemental retirement benefits are described more fully in the “Compensation Discussion and Analysis — Elements of Compensation — Retirement Benefits” section of this proxy statement.

Employment Agreement with Mr. Baert

Our wholly-owned subsidiary, PolyOne Luxembourg, has entered into an Undetermined Time Employment Contract with Mr. Baert, in connection with the change in location of our European headquarters from Belgium to Luxembourg. There is no specified employment term under this agreement. PolyOne Luxembourg may terminate the agreement with the legal notice period required by the Luxembourg Labor Code or immediately for gross misconduct. If PolyOne Luxembourg terminates the agreement for any reason other than gross misconduct, Mr. Baert will be entitled to a severance package based on the Luxembourg Labor Code, provided that the amount of such severance package shall not be less than the amount that Mr. Baert would have received under the formula provided under his former employment with our Belgian subsidiary. Presently, taking into account Mr. Baert’s level of remuneration, seniority and age, if the agreement were terminated by PolyOne Luxembourg for any reason other than gross misconduct, Mr. Baert would be entitled to receive an amount equal to 27 months of “remuneration” (defined as Mr. Baert’s average base salary, incentives and bonuses over the last 36 months plus the value of the use of a company car, meal vouchers, PolyOne Luxembourg’s contribution to the defined contribution pension plan and all other regular payments or benefits granted by his employer). The agreement specifically provides that Mr. Baert is not entitled to any severance benefits other than those provided by law or under the agreement and that the Executive Severance Plan does not apply to him. The specific amounts payable to Mr. Baert under his agreement are summarized in the tables following this narrative discussion.

Executive Severance Plan

On May 25, 2006, our Compensation and Governance Committee approved the adoption of the Executive Severance Plan. The Executive Severance Plan provides for severance payments to our executive officers and other elected officers upon certain terminations of employment.

For the Named Executive Officers other than Messrs. Newlin and Baert, the Executive Severance Plan provides that, if we terminate the employment of a Named Executive Officer for any reason other than cause, the Named Executive Officer will be entitled to receive:

•	salary continuation payments in an amount equal to two times the Named Executive Officer’s base salary;

•	a pro rata payment of his annual bonus for the year of termination;

•	reimbursement for the costs previously paid by us for continued coverage for two years in our medical, dental and vision plans plus any taxes imposed as a result of such reimbursement; and

•	fees for outplacement benefits for a period of 12 months.

We do not have to make payments to any Named Executive Officer under the Executive Severance Plan if he is entitled to receive payment under a Continuity Agreement discussed above. In addition, in order to receive payment and benefits under the Executive Severance Plan, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete, non-solicitation and non-disparagement covenants during the two-year severance period.

Senior Executive Annual Incentive Plan

The Annual Plan provides opportunities to our key executives to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, without limiting our ability to deduct that expenditure for federal income tax purposes. Currently, all of our Named Executive Officers participate in the Annual Plan. The Annual Plan provides that, if a change of control occurs, we are required to pay each participant an interim lump-sum cash payment equal to the product of the number of months that have elapsed in the calendar year prior to the change of control and one-twelfth of the participant’s target annual incentive award in effect prior to the change of control. We have the obligation to make a final payment under the terms of the Annual Plan for the plan year in which the change of control occurs, but may offset the amount of any interim payment made.

Under the Annual Plan, a change of control is deemed to have occurred if:

•	any person becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities (subject to certain exceptions);

•	there is a change in the majority of our Board of Directors;

•	certain corporate reorganizations occur where the existing shareholders do not retain more than 60% of the common shares and combined voting power of the outstanding voting securities of the surviving entity; or

•	there is shareholder approval of a complete liquidation or dissolution of PolyOne.

Equity/Long-Term Incentive Awards

Each of the agreements evidencing outstanding awards of restricted stock, stock options, stock appreciation rights and performance units provides that the vesting of such award will accelerate upon a change of control. For this purpose a “change of control” is defined, in some instances, the same as in the Annual Plan and, in other instances, the same as in the Continuity Agreements.

Retirement Benefits

Our defined benefit retirement benefit plans applicable to Messrs. Rosenau and Smith also have provisions relating to the termination of the participants’ employment with us. Mr. Newlin’s supplemental retirement benefit under his Letter Agreement also has provisions relating to the termination of his employment with us. These payments are described more fully in the disclosure provided in connection with the 2009 Pension Benefits table contained in this proxy statement.

Payments and Benefits Upon Termination — As of the End of Fiscal Year 2009

The following tables summarize the amounts payable upon termination under specified circumstances or upon a change of control. The data in the tables assumes that each triggering event listed in the tables occurred on December 31, 2009 and that the stock price for our common shares is $7.47, the closing sales price of our common shares on December 31, 2009.

STEPHEN D. NEWLIN

	Voluntary
	Termination or					Involuntary
	Retirement(1)	Involuntary				Termination
	(No COC; or,	Termination			Involuntary	without Cause or
	Following a COC,	with Cause			Termination	for Good Reason
	without Good	(Including			without Cause	(Following a
	Reason)	Following a COC)	Death/Disability		(No COC)	COC)
	($)	($)	($)		($)	($)
Cash Severance Benefit (salary continuation and multiple of annual incentive payments)	$—	$—	$—		$2,580,000	$5,160,000

Annual Incentive for Year of Termination	—	—	—		1,720,000	1,720,000

Cash LTIP-Vesting of Performance Units	—	—	1,257,249	(2)	1,257,249	3,109,100

Equity Awards

- Restricted Stock Units/Performance Shares(3)	—	—	1,028,148		1,028,148	2,695,176

- Unexercisable Stock Options/SARs(3)	—	—	777,207		777,207	2,708,440

Other Benefits

- Continuation of Medical, Dental and Vision Benefits including tax gross-up	—	—	—		43,508	65,268

- Continuation of Other Benefits (car allowance; other welfare benefits)	—	—	—		45,693	15,231

- Financial Planning Services	—	—	—		39,000	13,000

- Outplacement Benefits	—	—	—		—	—

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	—	—	—		—	335,400

Excise Tax Gross Up(4)	—	—	—		—	4,894,869

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	—	—	3,062,604		7,490,805	20,716,484

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(5)	714,457	714,457	714,457		714,457	714,457

Present Value of Accrued Pension			3,523,463/
Benefit(6)	—	—	4,641,633	(7)	4,641,633	4,641,633

TOTAL
(Includes Benefits that are Vested and			7,300,524/
Currently Payable to the Executive)	714,457	714,457	8,418,694	(7)	12,846,895	26,072,574

(1)	Retirement is defined as the executive’s attainment of age 55 with five years of service.

(2)	Assumes achievement of performance goals at the target level for the performance periods ending in 2010 and achievement of performance goals at the actual level for the performance periods ending in 2009.

(3)	Assumes a constant share price of $7.47, the closing sales price of our common shares on December 31, 2009.

(4)	This assumes that the presumption that any arrangement entered into within 12 months of a change of control is a parachute payment under Section 280G of the Internal Revenue Code is rebutted and, thus, the retirement benefit for Mr. Newlin is not considered a parachute payment for purposes of the calculations in the table.

(5)	This row represents the balance(s) of the account(s) at year-end and consists of both executive deferrals and company contributions.

(6)	The numbers shown in the table are illustrative only because lump sum payments are not available.

(7)	The first number represents payments received upon death and the second number represents payments received upon disability.

ROBERT M. PATTERSON

	Voluntary
	Termination or					Involuntary
	Retirement(1)	Involuntary				Termination
	(No COC; or,	Termination			Involuntary	without Cause or
	Following a COC,	with Cause			Termination	for Good Reason
	without Good	(Including			without Cause	(Following a
	Reason)	Following a COC)	Death/Disability		(No COC)	COC)
	($)	($)	($)		($)	($)
Cash Severance Benefit (salary continuation and multiple of annual incentive payments)	$—	$—	$—		$830,000	$1,867,500

Annual Incentive for Year of Termination	—	—	—		415,000	415,000

Cash LTIP-Vesting of Performance Units	—	—	109,878	(2)	0	199,200

Equity Awards

- Restricted Stock Units/Performance Shares(3)	—	—	260,495		—	653,625

- Unexercisable Stock Options/SARs(3)	—	—	137,098		—	497,092

Other Benefits

- Continuation of Medical, Dental and Vision Benefits including tax gross-up	—	—	—		43,870	65,808

- Continuation of Other Benefits (car allowance; other welfare benefits)	—	—	—		—	831

- Financial Planning Services	—	—	—		—	10,000

- Outplacement Benefits	—	—	—		9,000	—

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	—	—	—		—	121,390

Excise Tax Gross Up	—	—	—		—	1,052,466

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	—	—	507,471		1,297,870	4,882,912

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	254,741	254,741	254,741		254,741	254,741

Present Value of Accrued Pension Benefit	—	—	—		—	—

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	254,741	254,741	762,212		1,552,611	5,137,653

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level for the performance periods ending in 2010 and achievement of performance goals at the actual level for the performance periods ending in 2009.

(3)	Assumes a constant share price of $7.47, the closing sales price of our common shares on December 31, 2009.

(4)	This row represents the balance(s) of the account(s) at year-end and consists of both executive deferrals and company contributions.

ROBERT M. ROSENAU

	Voluntary
	Termination or						Involuntary
	Retirement(1)	Involuntary					Termination
	(No COC; or,	Termination			Involuntary		without Cause or
	Following a COC,	with Cause			Termination		for Good Reason
	without Good	(Including			without Cause		(Following a
	Reason)	Following a COC)	Death/Disability		(No COC)		COC)
	($)	($)	($)		($)		($)
Cash Severance Benefit (salary continuation and multiple of annual incentive payments)	$—	$—	$—		$670,000		$1,507,500

Annual Incentive for Year of Termination	—	—	—		314,398		314,398

Cash LTIP-Vesting of Performance Units	140,923(2)	—	140,923	(2)	140,923	(2)	419,700

Equity Awards

- Restricted Stock Units/Performance Shares(3)	114,315	—	114,315		114,315		301,041

- Unexercisable Stock Options/SARs(3)	87,292	—	87,292		87,292		316,008

Other Benefits

- Continuation of Medical, Dental and Vision Benefits including tax gross-up	—	—	—		30,257		45,396

- Continuation of Other Benefits (car allowance; other welfare benefits)	—	—	—		—		12,831

- Financial Planning Services	—	—	—		—		10,000

- Outplacement Benefits	—	—	—		9,000		—

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	—	—	—		—		97,990

Excise Tax Gross Up	—	—	—		—		911,730

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	342,530	—	342,530		1,366,185		3,936,594

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	634,971	634,971	634,971		634,971		634,971

Present Value of Accrued Pension Benefit(5)	1,180,284	1,180,284	563,627/ 1,180,284	(6)	1,180,284		1,180,284

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	2,157,785	1,815,255	1,541,128/ 2,157,785	(6)	3,181,440		5,751,849

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level for the performance periods ending in 2010 and achievement of performance goals at the actual level for the performance periods ending in 2009.

(3)	Assumes a constant share price of $7.47, the closing sales price of our common shares on December 31, 2009.

(4)	This row represents the balance(s) of the account(s) at year-end and consists of both executive deferrals and company contributions.

(5)	The numbers shown in the table are illustrative only because lump sum payments are not available.

(6)	The first number represents payments received upon death and the second number represents payments received upon disability.

KENNETH M. SMITH

	Voluntary
	Termination or							Involuntary
	Retirement(1)		Involuntary					Termination
	(No COC; or,		Termination			Involuntary		without Cause or
	Following a COC,		with Cause			Termination		for Good Reason
	without Good		(Including			without Cause		(Following a
	Reason)		Following a COC)	Death/Disability		(No COC)		COC)
	($)		($)	($)		($)		($)
Cash Severance Benefit (salary continuation and multiple of annual incentive payments	$—		$—	$—		$672,000		$1,512,000

Annual Incentive for Year of Termination	—		—	—		336,000		336,000

Cash LTIP-Vesting of Performance Units	145,010	(2)	—	145,010	(2)	145,010	(2)	436,800

Equity Awards

- Restricted Stock Units/Performance Shares(3)	114,315		—	114,315		114,315		301,041

- Unexercisable Stock Options/SARs(3)	87,292		—	87,292		87,292		318,888

Other Benefits

- Continuation of Medical, Dental and Vision Benefits including tax gross-up	—		—	—		43,870		65,808

- Continuation of Other Benefits (car allowance; other welfare benefits)	—		—	—		—		12,831

- Financial Planning Services	—		—	—		—		10,000

- Outplacement Benefits	—		—	—		9,000		—

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	—		—	—		—		98,280

Excise Tax Gross Up	—		—	—		—		912,573

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	346,617		—	346,617		1,407,487		4,004,221

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances (includes the Retirement Savings Plan and the Supplemental Retirement Benefit Plan)(4)	684,237		684,237	684,237		684,237		684,237

Present Value of Accrued Pension Benefit(5)	965,923		965,923	461,726/ 965,923	(6)	965,923		965,923

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	1,996,777		1,650,160	1,492,580/ 1,996,777	(6)	3,057,647		5,654,381

(1)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(2)	Assumes achievement of performance goals at the target level for the performance periods ending in 2010 and achievement of performance goals at the actual level for the performance periods ending in 2009.

(3)	Assumes a constant share price of $7.47, the closing sales price of our common shares on December 31, 2009.

(4)	This row represents the balance(s) of the account(s) at year-end and consists of both executive deferrals and company contributions.

(5)	The numbers shown in the table are illustrative only because lump sum payments are not available.

(6)	The first number represents payments received upon death and the second number represents payments received upon disability.

BERNARD BAERT(1)

	Voluntary
	Termination or							Involuntary
	Retirement(2)		Involuntary					Termination
	(No COC; or,		Termination			Involuntary		without Cause or
	Following a COC,		with Cause			Termination		for Good Reason
	without Good		(Including			without Cause		(Following a
	Reason)		Following a COC)	Death/Disability		(No COC)		COC)
	($)		($)	($)		($)		($)
Cash Severance Benefit (salary continuation and multiple of annual incentive payments	$—		$—	$—		$849,906		$1,274,859

Annual Incentive for Year of Termination	—		—	—		283,974		283,974

Cash LTIP-Vesting of Performance Units	184,816	(3)	—	184,816	(3)	184,816	(3)	482,900

Severance Pay Under Luxembourg Law(4)	—		—	—		1,515,558		1,515,558

Equity Awards

- Restricted Stock Units/Performance Shares(5)	102,984		—	102,984		102,984		259,956

- Unexercisable Stock Options/SARs(5)	71,466		—	71,466		71,466		259,204

Other Benefits

- Continuation of Medical, Dental and Vision Benefits	—		—	—		—		—

- Continuation of Other Benefits (car allowance; other welfare benefits)	—		—	—		—		831

- Financial Planning Services	—		—	—		—		8,000

- Outplacement Benefits	—		—	—		—		—

- Additional Company Contribution for Defined Contribution Plans Under the Management Continuity Agreement	—		—	—		—		—

Excise Tax Gross Up	—		—	—		—		—

SUB-TOTAL (Benefits Triggered Upon a Termination of Employment)	359,266		—	359,266		3,008,704		4,085,282

PLAN BALANCES/VESTED BENEFITS

Defined Contribution Plan(s) Balances(6)	22,896		22,896	22,896		22,896		22,896

Present Value of Accrued Pension Benefit	—		—	—		—		—

TOTAL (Includes Benefits that are Vested and Currently Payable to the Executive)	382,162		22,896	382,162		3,031,600		4,108,178

(1)	Based on conversion rate of €1.00 = $1.43325.

(2)	Retirement is generally defined as the executive’s attainment of age 55 with 10 years of service.

(3)	Assumes achievement of performance goals at the target level for the performance periods ending in 2010 and achievement of performance goals at the actual level for the performance periods ending in 2009.

(4)	Assumes payments would be provided as required by Luxembourg law and not under Mr. Baert’s Continuity Agreement.

(5)	Assumes a constant share price of $7.47, the closing sales price of our common shares on December 31, 2009.

(6)	This row consists mainly of amounts contributed by the executive to our retirement benefit plan in Luxembourg. See discussion regarding Mr. Baert’s Belgium pension benefit in the “Compensation Discussion and Analysis — Elements of Compensation — Retirement Benefits” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2009, none of our executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

Policy on Related Person Transactions

Under our Guidelines for Ethical Business Conduct, we prohibit all employees, including our officers and non-employee Directors from engaging in activities that would impact their ability to carry out their duties in an independent, objective fashion. We also have adopted a written “Policy for Review of Transactions Between the Company and Its Directors, Executive Officers and Other Related Persons.” This policy requires an initial review by our Chief Legal Officer, Chief Financial Officer and Ethics and Compliance Officer, in consultation with each other (the “Reviewing Team”), of all transactions, arrangements or relationships with us in which any Director, executive officer or other related person (including immediate family members of all related persons) has a direct or indirect material interest, which involve $50,000 or more. Further, the Audit Committee must review and approve any transaction that the Reviewing Team determines may be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934 or any similar provision. In reviewing the related person transactions, the Reviewing Team and the Audit Committee consider the following factors: (1) whether the transaction is in conformity with our Guidelines for Ethical Business Conduct and is in our best interests; (2) whether the transaction would be in the ordinary course of our business; (3) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (4) the disclosure standards set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934 or any similar provision; and (5) whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE rules.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management and, based on this review, has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

The Compensation Committee
of the Board of Directors

Gordon D. Harnett, Chairperson
J. Douglas Campbell
Edward J. Mooney
William H. Powell
Farah M. Walters

PROPOSAL 2 — APPROVAL OF THE POLYONE CORPORATION
2010 EQUITY AND PERFORMANCE INCENTIVE PLAN

On March 4, 2010, our Board of Directors unanimously approved and adopted, subject to the approval of our shareholders at the annual meeting, the PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “Plan”). The Plan will continue to afford the Compensation Committee of our Board of Directors (the “Compensation Committee”) the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers and other employees.

We have historically granted equity awards under various plans, including most recently under the 2008 Equity and Performance Incentive Plan (the “Existing Plan”). The Existing Plan has awards authorized but not granted at the date of this proxy statement. If approved by our shareholders, the Plan will become effective and no further awards will be made under the Existing Plan.

The affirmative vote of a majority of the shares voting on this proposal is required for approval of the Plan. The following summary of the material provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix A to this proxy statement.

Why We Believe You Should Vote for Proposal 2

We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors and that approval of the Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees.

The use of our stock as part of our compensation program is also important to our continued success in that it fosters a pay-for-performance culture, which we have stated is an important element of our overall compensation package. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of our employees with the interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the Plan is not approved, we will be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee interests with those of shareholders as well as stock-based awards. Replacing equity awards with cash will also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be consistent with the market median, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described below.

In evaluating this proposal, shareholders should consider the factors set forth under “Plan Highlights” below.

Plan Highlights

The Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other awards for the purpose of providing our directors, officers and other employees incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan, which is attached to this proxy statement.

Administration.  The Plan will be administered by the Compensation Committee. The Compensation Committee may delegate its authority under the Plan to a subcommittee. The Compensation Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, administrative duties or powers to do one or both of the following (subject to certain limitations described in the Plan):

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

Plan Limits.  Total awards under the Plan are limited to 3,000,000 shares plus any common shares relating to awards that expire or are forfeited or cancelled under the Plan. No more than 1,200,000 common shares may be issued with respect to awards that are not stock options or SARs. The Plan also provides that:

•	the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options (“ISOs”) will not exceed 3,000,000 common shares;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 500,000 common shares during any calendar year;

•	no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in the aggregate, for more than 400,000 common shares during any calendar year;

•	no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $3,000,000; and

•	awards granted to non-employee directors plus awards that do not comply with the minimum vesting periods provided for in the Plan (as further described below) will not involve the issuance of more than 10% of the maximum number of common shares available under the Plan.

No Liberal Recycling Provisions.  The Plan provides that only shares with respect to awards granted under the Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan.

Minimum Vesting Periods.  The Plan provides that, except for awards covering up to an aggregate of 10% of the total number of common shares available for awards under the Plan (including non-employee director awards):

•	Stock options and SARs may not vest by the passage of time sooner than one-third per year over three years unless they vest sooner by virtue of retirement, death or disability of a participant or a change of control;

•	Restricted stock, RSUs and other awards may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of retirement, death or disability of a participant or a change of control;

•	The period of time within which management objectives relating to performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control; and

•	Stock options, SARs, restricted stock, RSUs and other awards that vest upon the achievement of management objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control.

No Repricing.  We have never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the Plan.

Change of Control Definition.  The Plan includes a definition of “change of control.” In general, a change of control will be deemed to have occurred if:

•	a person or group buys 25% or more of our common stock (excluding certain purchases by us or our benefit plans or purchases approved by us or in connection with certain “friendly” business transactions, and excluding certain inadvertent purchases);

•	individuals who constituted our Board of Directors as of May 12, 2010 cease for any reason to constitute at least a majority of our Board of Directors, unless their replacements are approved as described in the Plan;

•	we consummate a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in our ownership or directors; or

•	our shareholders approve our complete liquidation or dissolution (other than in connection with certain “friendly” business transactions).

Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

•	The Plan is designed to allow awards made under the Plan to qualify as qualified performance-based compensation under Section 162(m) of the Code.

In addition to providing for these key features in the Plan, our historical grants under our equity plans illustrate our commitment to appropriately managing equity compensation. From 2007 to 2009, we have awarded stock options, SARs and restricted stock averaging 1.97% of shares outstanding.

If the Plan is approved, our full dilution level on March 15, 2010 will be 11.6%. The level of full dilution assumes all 3,000,000 shares will actually be issued under the Plan, whereas the Plan does not permit liberal recycling of shares, as described above. Management and our Board of Directors are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

From January 1, 2010 to March 15, 2010, 281,357 stock options and SARs, with an average exercise price of $15.17 expired without being exercised. Thus, as of March 15, 2010:

•	There are a total of 92,564,884 of our common shares outstanding;

•	There are 7,403,379 stock options and SARs outstanding, with an average exercise price of $6.63 and average remaining term of 3.82 years;

•	There are a total of 1,754,647 full-value awards (restricted stock, RSUs and performance shares) outstanding, 12,100 of which are restricted shares that are included in the number of our common shares outstanding; and

•	There are 1,319,954 common shares remaining available under all of our equity plans. If the Plan is approved by shareholders, 1,227,469 shares will no longer be available for grant under the Existing Plan because, as mentioned above, no further awards will be made under that plan, except for share awards that will be made to our Directors in April under our Existing Plan as part of their first quarter fees.

Summary of the Plan

Shares Available Under the Plan.  Subject to adjustment as provided in the Plan, the number of common shares that may be issued or transferred

•	upon the exercise of stock options or SARs,

•	as restricted stock and released from substantial risks of forfeiture,

•	in payment of RSUs,

•	in payment of performance shares or performance units that have been earned,

•	as awards to non-employee directors,

•	as other awards, or

•	in payment of dividend equivalents paid for awards made under the Plan will not exceed in the aggregate 3,000,000 common shares, plus any common shares relating to awards that expire or are forfeited or cancelled under the Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Common shares covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any common shares that were covered by that award will be available for issue or transfer.

If common shares are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the Plan. Common shares withheld by us to satisfy tax withholding obligations will count against the total number of shares available under the Plan. The number of common shares covered by a SAR that is exercised and settled in common shares, and whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Plan. In the event that we repurchase shares with stock option proceeds, those shares will not be added to the total number of shares available under the Plan. If, under the Plan, a participant has elected to give up the right to receive compensation in exchange for common shares based on fair market value, such common shares will not count against the aggregate plan limit described above.

The Plan also provides the other following limits:

•	the aggregate number of common shares actually issued or transferred upon the exercise of ISOs will not exceed 3,000,000 common shares;

•	no more than 1,200,000 common shares may be issued with respect to awards that are not stock options or SARs;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 500,000 common shares during any calendar year;

•	no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 400,000 common shares during any calendar year;

•	no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant in excess of $3,000,000; and

•	awards granted to non-employee directors plus awards that do not comply with the minimum vesting periods provided for in the Plan (as further described below) will not involve the issuance of more than 10% of the maximum number of common shares available under the Plan.

Eligibility.  Our officers and key employees, the officers and key employees of our subsidiaries, our non-employee directors, and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 100 persons, may be selected by the Compensation Committee to receive benefits under the Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the Plan. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options.  We may grant stock options that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The market price of our common shares as reported on the NYSE on March 15, 2010 was $8.77 per share. The option price is payable:

•	in cash, check or wire transfer at the time of exercise;

•	by the transfer to us of common shares owned by the participant having a value at the time of exercise equal to the option price;

•	by a combination of such payment methods; or

•	by such other method as may be approved by the Compensation Committee.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the common shares to which the exercise relates.

The Compensation Committee reserves the discretion at or after the date of grant to provide the participant with the right to tender nonforfeitable, unrestricted common shares in satisfaction of the option exercise price, which shares are already owned by the participant and have a value at the time of exercise that is equal to the option price. Additionally, the Compensation Committee may substitute, without receiving the participant’s permission, SARs payable only in common shares (or SARs payable in common shares or cash, or a combination of both, at the Compensation Committee’s discretion) for outstanding stock options.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant, or a change of control. Successive grants may be made to the same participant whether or not stock options previously granted remain unexercised. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights.

If the stock options provide that management objectives must be achieved prior to exercise, such stock options may not become exercisable sooner than one year from the date of grant except in the event of the retirement, death or disability of the grantee, or a change of control. Stock options may not become exercisable by the passage of time sooner than one-third per year over three years. The Compensation Committee may grant some awards, including stock options, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan.

SARs.  A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our common shares on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination of the two, and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that will be equal to or greater than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the Plan may be exercised more than 10 years from the date of grant.

SARs may not vest by the passage of time sooner than one-third per year over three years, provided that any grant may specify that such SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the participant, or a change of control. Any grant of SARs may specify management objectives that must be achieved as a condition to exercise such rights. If the SARs provide that management objectives must be achieved prior to exercise, such SARs may not become exercisable sooner than one year from the date of grant except in the event of the retirement, death or disability of the grantee, or a change of control. The Compensation Committee may grant some awards, including SARs, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan.

Restricted Stock.  A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as the Compensation Committee may determine at the date of grant. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee, or a change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that management objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control. The Compensation Committee may grant some awards, including restricted stock, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan.

Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.

RSUs.  A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the common shares deliverable upon payment of the RSUs and will have no right to vote the common shares. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional common shares. However, dividends or other distributions on common shares underlying RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingently upon the achievement of the applicable management objectives.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the date of grant. Additionally, the Compensation Committee may provide for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a change of control. Any grant of RSUs may specify management objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the RSUs have a restriction period that lapses only upon the achievement of management objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control. The Compensation Committee may grant some awards, including RSUs, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in common shares or cash.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Compensation Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than one year, except in the case of the retirement, death or disability of the grantee, or a change of control, if the Compensation Committee so determines. The Compensation Committee may, however, grant some awards, including performance shares, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan

Each grant of performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination of the two and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. The Compensation Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to participant either in cash or in additional common shares, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Each grant will specify the number of performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors. However, no adjustment will be made in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or disability of the participant or a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Awards to Non-Employee Directors.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or other awards and may also authorize the grant or sale of common shares, restricted stock or RSUs to non-employee directors. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Compensation Committee. Each such grant will not be required to be subject to any minimum vesting period and will be evidenced by an award agreement in such form as will be approved by the Compensation Committee. Each grant will specify in the case of stock option, an option price per share, and in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the Plan to a non-employee director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the Plan. If a non-employee director subsequently becomes an employee of our company or a subsidiary while remaining a member of our Board of Directors, any award held under this Plan by such individual at the time of such commencement of employment will not be affected. Non-employee directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Compensation Committee, all or any portion of their annual retainer, meeting fees or other fees in common shares, restricted stock, RSUs or other awards under the Plan in lieu of cash.

Other Awards.  The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares or factors that may influence the value of such shares, including, without limitation,

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into common shares;

•	purchase rights for common shares;

•	awards with value and payment contingent upon our performance or specified subsidiaries, affiliates or other business units of ours or any other factors designated by the Compensation Committee; and

•	awards valued by reference to the book value of common shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours.

The Compensation Committee will determine the terms and conditions of the other awards. Common shares delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, common shares, other awards, notes or other property, as the Compensation Committee will determine. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted as an other award.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this section of the Plan is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year from the date of grant. Any grant of an award under this section of the Plan may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in the event of the retirement, death, or disability of the participant, or a change of control. The Compensation Committee may grant some awards, including other awards, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards (plus non-employee director awards) does not exceed 10% of the maximum number of common shares available under the Plan.

The Compensation Committee may grant common shares as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Management Objectives.  The Plan requires that the Compensation Committee establish “management objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, stock options, SARs, restricted stock, RSUs, dividend credits or other awards under the Plan may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Compensation Committee may grant awards subject to management objectives that may or may not be intended to qualify as

“qualified performance-based compensation” under Section 162(m) of the Code. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to a “covered employee,” within the meaning of 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such award.

Administration.  The Plan will be administered by the Compensation Committee, in which case, to the extent appropriate, references in the Plan to the Compensation Committee will be deemed to be references to our Board of Directors. The Compensation Committee may from time to time delegate all or any part of its authority under the Plan to any subcommittee. To the extent of any such delegation, references in the Plan to the Compensation Committee will be deemed to be references to such subcommittee.

The interpretation and construction by the Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of stock options, SARs, restricted stock, RSUs, performance shares, performance units or other awards and any determination by the Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

The Compensation Committee or, to the extent of any delegation, the subcommittee, may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable. The Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated, may employ one or more persons to render advice with respect to any responsibility the Compensation Committee, the subcommittee or such person may have under the Plan. The Compensation Committee or the subcommittee may authorize one or more of our officers to do one or both of the following on the same basis as the Compensation Committee or the subcommittee:

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

However, the Compensation Committee or the subcommittee may not delegate such responsibilities to any such officer for awards granted to an employee who is Section 16 officer, director, or more than 10% beneficial owner as determined by the Compensation Committee in accordance with Section 16 of the Securities and Exchange Act of 1934, as amended. The resolution providing for such authorization must set forth the total number of common shares any delegated officer may grant and the officer must report periodically to the Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments.  Our Board of Directors may at any time and from time to time amend the Plan in whole or in part. However, if an amendment to the Plan

•	would materially increase the benefits accruing to participants under the Plan;

•	would materially increase the number of securities which may be issued under the Plan;

•	would materially modify the requirements for participation in the Plan; or

•	must otherwise be approved by the our shareholders in order to comply with applicable law or the rules of the New York Stock Exchange (or our applicable securities exchange),

then such amendment will be subject to shareholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Code and Section 162(m) of the Code, in case of termination of the employment of a participant by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds

•	a stock option or SAR not immediately exercisable in full;

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed;

•	any RSUs as to which the applicable restriction period has not been completed;

•	any performance shares or performance units which have not been fully earned;

•	any other awards subject to any vesting schedule or transfer restriction; or

•	common shares subject to any transfer restriction imposed by the Plan,

the Compensation Committee may, in its sole discretion, accelerate the time at which

•	such stock option or SAR or other award may be exercised;

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse;

•	such restriction period will end; or

•	such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Compensation Committee may also waive any other limitation or requirement under any such award.

The Compensation Committee may amend the terms of any awards granted under this Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available exemption. In such case, the Compensation Committee will not make any modification of the management objectives or the level or levels of achievement with respect to such award. Except in connection with certain corporate transactions described in the Plan, no amendment will impair the rights of any participant without his or her consent.

Our Board of Directors may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

In addition to the provisions in the Plan regarding acceleration of awards, up to 10% of the maximum number of common shares that may be issued or transferred under the Plan, as may be adjusted, may be used for stock options, SARs, restricted stock, RSUs, performance shares, performance units and other awards granted under the Plan that do not comply with the applicable three-year vesting requirements with respect to time-vested awards or the applicable one-year vesting requirements with respect to awards subject to the achievement of performance goals, but in no event will more than 10% of the maximum number of common shares that may be issued or transferred under the Plan be used for such awards, non-employee director awards, or a combination of such awards and non-employee director awards.

No Repricing of Stock Options or SARs.  Except in connection with certain corporate transactions described in the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the Plan. This prohibition may not be amended without approval by our shareholders.

Transferability.  Except as otherwise determined by the Compensation Committee, no stock option, SAR or other derivative security granted under the Plan will be transferable by the participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The Compensation Committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the Plan.

Adjustments.  The Compensation Committee shall make or provide for such adjustments in the numbers of common shares covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the Plan and, if applicable, in the number of common shares covered by other awards, in the option price and base price provided in outstanding stock options and SARs, and in the kind of shares covered by such awards, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of our company;

•	any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee shall also make or provide for such adjustments in the total number of shares available under the Plan and any other share limits under the Plan as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any adjustment to the number of ISOs that may be granted under the Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity.  Any evidence of award may provide that if a participant, either during employment by us or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” as defined in the Plan attached to this proxy statement, the participant will forfeit any award granted under the Plan then held by the participant or return to us, in exchange for payment by us of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the Plan that the participant has disposed of, if provided in the evidence of award for such grant, the participant will pay to us in cash the difference between (1) any amount actually paid for the awards by the participant pursuant to the Plan and (2) the market value per share of the common shares on the date they were disposed.

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time.

Withholding Taxes.  To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. In no event shall the market value per share of the common shares to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code.  To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the Plan and grants under the Plan may not be reduced by, or offset against, any amount owing by the participant to us or any of our affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code) (1) the participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by us from time to time) and (2) we make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

Notwithstanding any provision of the Plan and grants under the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the Plan and grants under the Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Plan and grants under the Plan (including any taxes and penalties under Section 409A of the Code), and neither we nor any of our affiliates will have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Effective Date and Termination.  The Plan will be effective as of the date the Plan is approved by our shareholders. No grants will be made on or after such date under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following such date. No grant will be made under the Plan after May 12, 2020, which date is 10 years after the date on which this Plan is first approved by our shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2010. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to PolyOne or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended as soon as practicable after approval of the Plan by our shareholders.

Our Board of Directors unanimously recommends a vote FOR Proposal 2 to approve the 2010 Equity and Performance Incentive Plan.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2010 Equity and Performance Incentive Plan because the grant and actual pay-out of awards under such plans are discretionary.

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of securities
	securities		remaining available for
	to be issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	outstanding	exercise price of	plans (excluding
	options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,037,221	$6.81	2,520,569 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	7,037,221	$6.81	2,520,569

(1)	In addition to options, warrants and rights, the PolyOne Corporation 2008 Equity and Performance Incentive Plan authorizes the issuance of restricted stock, RSUs and performance shares. The 2008 Equity and Performance Incentive Plan limits the total number of shares that may be issued as one or more of these types of awards to 2,000,000. This number in the table also includes shares available under our existing Deferred Compensation Plan for Non-Employee Directors. This plan provides our non-employee Directors with a vehicle to defer their compensation in the form of shares. This plan provides that the aggregate number of our common shares that may be granted under the Deferred Compensation Plan for Non-Employee Directors in any fiscal year during the term of the plan will be equal to one-tenth of one percent (0.1%)of the number of our common shares outstanding as of the first day of that fiscal year. At the end of 2009, no common shares remained available under this plan and our current Directors had a total of 600,266 shares deferred as of December 31, 2009. The deferred shares are held in a trust and are currently part of our outstanding common shares.

PROPOSAL 3 — APPROVAL OF THE POLYONE CORPORATION
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN (EFFECTIVE JANUARY 1, 2011)

On March 4, 2010, our Board of Directors unanimously approved and adopted the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011) (the “PolyOne SEAIP”) and recommended that the PolyOne SEAIP be approved by our shareholders at the 2010 annual meeting.

If approved by shareholders, the PolyOne SEAIP will be PolyOne’s annual incentive plan for executive officers for the fiscal year beginning on January 1, 2011. The PolyOne SEAIP is intended to replace our existing annual incentive plan for senior executive officers that was last approved by our shareholders at our Annual Meeting on May 19, 2005. We propose to adopt the PolyOne SEAIP to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) of the Code prevents a company from receiving a federal income tax deduction for compensation paid to its Chief Executive Officer and certain of its most highly compensated executive officers in excess of $1 million for any year unless that compensation is performance-based. One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the compensation be paid pursuant to a plan that has been approved by the company’s shareholders, and that the plan be re-approved by the company’s shareholders every five years.

The PolyOne SEAIP and the performance goals under the PolyOne SEAIP must be approved by our shareholders in order for the awards under the PolyOne SEAIP to qualify as “performance-based” compensation under Section 162(m) of the Code. If the PolyOne SEAIP is not approved by our shareholders, no awards will be made under the PolyOne SEAIP.

The affirmative vote of a majority of the shares voting on this proposal is required for approval of the PolyOne SEAIP. A copy of the PolyOne SEAIP is attached as Appendix B to this proxy statement and the following summary of the material terms of the PolyOne SEAIP is qualified in its entirety by reference to that Appendix.

Summary of the PolyOne SEAIP

The objective of the PolyOne SEAIP is to provide opportunities to our key executives to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary under guidelines set by the Compensation Committee of our Board of Directors (the “Compensation Committee”), without limiting our ability to deduct that expenditure for federal income tax purposes. If approved by our shareholders, the PolyOne SEAIP will be effective for the fiscal year beginning on January 1, 2011 and for each fiscal year thereafter until terminated.

Administration.  The Compensation Committee (or any successor) will administer the PolyOne SEAIP. The Compensation Committee is authorized to interpret the PolyOne SEAIP and to establish and maintain guidelines necessary or desirable for its administration. The Compensation Committee may delegate to the Chief Executive Officer or other officers authority to perform certain functions under the PolyOne SEAIP, including administrative functions. The Compensation Committee will retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The PolyOne SEAIP will remain in effect until terminated by the Compensation Committee.

Eligibility.  Participation in the PolyOne SEAIP will be limited to key executive personnel selected by the Compensation Committee who have the potential to influence significantly and positively our performance, presently estimated to be ten persons.

To be eligible for participation in any particular year during the term of the PolyOne SEAIP, a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the PolyOne SEAIP within 90 days after the commencement of the applicable plan year. Notwithstanding these requirements, the Compensation Committee may make awards to the following employees without complying with the timing and other related limitations set forth in the PolyOne SEAIP:

•	any eligible employee who the Compensation Committee determines is not a covered employee (a “covered employee” is an officer who the Compensation Committee deems likely to have compensation in a given plan year that would be non-deductible by us under Section 162(m) if we did not comply with the provisions of such section); and

•	newly hired or promoted executives.

Target Award Levels.  During each plan year, each participant will be assigned to a target level of incentive opportunity, stated as a percentage of base salary (up to a maximum of 200% of his or her base salary, but in no event more than $3,000,000), that will be available to the participant. With respect to covered employees, unless the Compensation Committee specifies otherwise, the base salary upon which the incentive percentage is based will be the actual earned base salary for the plan year in which the Compensation Committee establishes the incentive percentage. The Compensation Committee will approve each participant’s target level of incentive opportunity within 90 days after the commencement of the applicable plan year. In determining target levels of incentive opportunity other than for the Chief Executive Officer, the Compensation Committee will consider the recommendations of the Chief Executive Officer.

Performance Measures and Targets.  The Compensation Committee will use measures of our performance for each plan year to determine the performance goal targets. If the Compensation Committee so determines, a performance target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that correspond to the respective performance levels or ranges included in the performance target. The Compensation Committee may determine that only the threshold level relating to a performance measure must be met for awards to be paid under the PolyOne SEAIP and if multiple performance measures are selected for any plan year, that awards will be paid under the PolyOne SEAIP upon achievement of threshold levels of one or more of the specified performance measures. The performance measures may be made relative to the performance of other companies. The performance measures will include one or more of the following, as determined by the Compensation Committee for each plan year:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

The Compensation Committee will determine the actual performance measures and the performance targets within 90 days after the commencement of each applicable plan year.

If more than one performance measure is selected by the Compensation Committee for a year, the Compensation Committee will weight the performance measures to reflect their relative importance to us in the applicable plan year. The weightings may vary from year to year and will determine the portion of the target incentive amount allocated to each performance measure. The Compensation Committee will determine the weightings within 90 days of the commencement of each applicable plan year.

Awards.  The amount of the incentive award available to a participant under the PolyOne SEAIP will be the product of the participant’s salary and the incentive percentage, as adjusted (if necessary). The amount will be adjusted to reflect the weightings, if any, assigned to the performance measures with respect to which the performance targets were met. If the Compensation Committee established more than one level or range of performance for any performance target, the amount will also be adjusted to reflect the level or range of performance achieved. The maximum annual dollar award paid to any participant for any one plan year will be $3,000,000. No awards will be paid under the PolyOne SEAIP if none of the performance targets is achieved.

Notwithstanding the amount of any available incentive award under the PolyOne SEAIP, the Compensation Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to any participant based on individual performance or otherwise. In no event may the Compensation Committee increase the amount of the maximum available incentive award to a covered employee provided for under the PolyOne SEAIP.

Promptly following the end of each plan year, the Compensation Committee will meet to certify achievement by PolyOne of the performance targets for the applicable plan year and, if such goals have been achieved, to review management recommendations and approve actual awards under the PolyOne SEAIP. In a manner conforming to applicable regulations under Section 162(m) of the Code and prior to payout of each award granted to a covered employee, the Compensation Committee will certify in writing that the performance targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.

Payment of Awards.  Awards will be paid as soon as practicable after the performance targets for the applicable plan year have been certified by the Compensation Committee, but not later than 70 days after the end of the applicable plan year.

The Compensation Committee may determine, in a manner that complies with Section 409A of the Code, that all or a portion of the participant’s award will be paid in the form of our restricted shares or share equivalent units. If permitted by the Compensation Committee, participants will also have the opportunity, in a manner that complies with Section 409A of the Code, to elect additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted shares or share equivalent units. Any award paid as restricted shares or share equivalent units will be enhanced with a 25% “premium” (i.e., for every $100 deferred, the participant will receive $125 in restricted shares or share equivalent units). Any portion of a participant’s award not paid as restricted shares or share equivalent units will be paid in cash. Any grants of restricted shares or share equivalent units will be made under any of our then-effective equity plans. The Compensation Committee will determine the restrictions on the restricted shares or share equivalent units at the time awards are approved in accordance with the equity plan under which the shares are awarded. Notwithstanding other provisions in the PolyOne SEAIP, the Compensation Committee, in a manner that complies with Section 409A of the Code, may determine to pay out all or any portion of the award that otherwise would be payable as restricted shares or share equivalent units in cash (without payment of any “premium”) in any circumstance deemed appropriate by the Compensation Committee.

Change of Control.  The PolyOne SEAIP contains a provision providing that, unless otherwise provided in an individual agreement between us and a participant, upon a “change of control” (as defined in the PolyOne SEAIP) of PolyOne, each participant in the PolyOne SEAIP will be entitled to an interim lump-sum cash payment. Any interim payment (determined with reference to the number of months elapsed during the plan year until the change of control) will be based upon the target incentive opportunity in effect for the year in which the change of control occurs. The company will retain the obligation to make a final payment under the terms of the PolyOne SEAIP (if earned), but any interim payment will be offset against any later payment to which a participant is entitled under the PolyOne SEAIP in the plan year in which the change of control occurred. A participant will not be required to refund to us, or have offset against any other payment due any participant from or on behalf of us, all or any part of the interim payment.

Amendments, Etc.  The PolyOne SEAIP may be amended by the Compensation Committee to the extent required in order to comply with the provisions of Section 162(m) of the Code. To the extent applicable, it is intended that the PolyOne SEAIP, and any grants of restricted shares or share equivalent units, comply with the provisions of Section 409A of the Code. The PolyOne SEAIP, and the agreements relating to any grants of restricted shares or share equivalent units, will be administered in a manner consistent with this intent, and any provision that would cause the PolyOne SEAIP or such agreements to fail to satisfy Section 409A of the Code will have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by us without the consent of participants).

Federal Income Tax Consequences

Under present federal income tax law, a participant in the PolyOne SEAIP will be taxed at ordinary income rates on the amount of any cash payment received pursuant to the PolyOne SEAIP.

If a participant receives restricted shares in payment of an award under the PolyOne SEAIP, the recipient of the restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the fair market value of such shares (determined without regard to the Restrictions). If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

If a participant receives share equivalent units in payment of an award under the PolyOne SEAIP, no income generally will be recognized upon the award of such share equivalent units. The recipient of a share equivalent unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

Generally, we will receive a federal income tax deduction corresponding to the amount of income recognized by a participant in the PolyOne SEAIP.

New Plan Benefits

It is not possible to determine specific amounts of awards that may be granted in the future under the PolyOne SEAIP because the grant and actual payout of awards under the PolyOne SEAIP will be discretionary.

Recommendation

Our Board of Directors believes that approval of the PolyOne SEAIP will benefit our company and our shareholders by enabling us to continue to attract and retain outstanding key executive employees who can contribute to our strong performance without limiting our ability to deduct compensation awarded under the PolyOne SEAIP for federal income tax purposes.

Our Board of Directors unanimously recommends a vote FOR Proposal 3 to approve the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011).

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. The Board of Directors is submitting the appointment to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2009.

Our Board of Directors unanimously recommends a vote FOR Proposal 4 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Independent Registered Public Accountant Services and Related Fee Arrangements

Services provided by Ernst & Young LLP, our independent registered public accounting firm, and related fees in each of the last two fiscal years were as follows:

Audit Fees.  Audit services include the annual audit of the financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, the issuance of comfort letters, review of registration statements filed with the Securities and Exchange Commission and international statutory audits. Fees for audit services totaled $2,192,039 in 2009 and $2,358,600 in 2008. The full Audit Committee or the Chair of the Audit Committee pre-approved all audit services and related fee arrangements billed for 2009 in accordance with the Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements.

Audit-Related Fees.  Audit-related services principally include audits of businesses identified for divestment and audits of our employee benefit plans. Fees for audit-related services totaled $162,300 in 2009 and $185,900 in 2008. The Audit Committee pre-approved all audit-related fee arrangements billed for 2009.

Tax Fees.  Tax services include tax compliance, tax advice and tax planning. Fees for tax services totaled $619,800 in 2009 and $681,300 in 2008. The Audit Committee pre-approved all tax fee arrangements billed in 2009.

All Other Fees.  Other services principally include transitional support and advisory services related to our expatriate program. Fees for other services totaled $20,100 in 2009 and $42,000 in 2008. The Audit Committee pre-approved all other fee arrangements billed for 2009.

Our Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements (the “Pre-Approval Policy”) requires our Audit Committee to pre-approve all audit and non-audit services performed by Ernst & Young in order to assure that the provision of such services and related fee arrangements do not impair Ernst & Young’s independence. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has formally delegated this pre-approval authority to its Chair. Management has no authority to approve services performed by Ernst & Young that have not been pre-approved by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Ernst & Young will provide us a description of work scope and supporting back-up documentation regarding the specific services they will provide. At each meeting of the Audit Committee, the current year’s previously pre-approved independent auditor fees along with any proposed revisions will be presented for approval. Any interim requests between Audit Committee meetings to provide services that require separate pre-approval will be submitted to the Audit Committee or the Audit Committee Chair by Ernst & Young and our Chief Financial Officer, or Controller, and must include a statement as to whether, in each of their respective views, the request is consistent with the Commission’s rules on auditor independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to shareholders relating to the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the company’s internal and independent auditors. Management has the primary responsibility for the completeness and accuracy of the company’s financial statements and disclosures, the financial reporting process and the effectiveness of the company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and the independent auditors including any significant changes in the company’s selection or application of accounting principles. The Committee also reviewed and discussed with management and the independent auditors management’s report on internal controls over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal controls over financial reporting at December 31, 2009.

The Committee reviewed with the independent auditors, which have the responsibility for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of PolyOne’s critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Committee also reviewed with the independent auditors their report on the company’s internal controls over financial reporting at December 31, 2009, including the basis for their conclusions. The Committee has discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” In addition, Ernst & Young LLP has provided the Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and the Committee has discussed with Ernst & Young LLP their firm’s independence from management and PolyOne. The Committee has pre-approved all audit and non-audit services and fees provided to the company by the independent auditors. Based upon the Committee’s considerations, the Committee has concluded that Ernst & Young LLP is independent. The Committee discussed with PolyOne’s internal and independent auditors the overall scope and audit plans and evaluated their performance. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PolyOne’s internal controls over financial reporting, and the overall quality of PolyOne’s financial reporting. The Audit Committee met eight times during 2009.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Committee has re-appointed Ernst & Young as independent auditors for the year 2010.

All members of the Audit Committee concur in this report.

The Audit Committee of
the Board of Directors

Richard H. Fearon, Chairperson
Carol A. Cartwright
Gordon D. Harnett
Richard A. Lorraine
February 17, 2010

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on March 15, 2010 are entitled to vote at the meeting. On that date, a total of 92,564,884 common shares were outstanding. Each share is entitled to one vote.

The affirmative vote of a majority of the common shares represented and voting, in person or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Directors are elected by a plurality of the votes of shares present, in person or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. An abstention or a broker non-vote has the same effect as a vote against a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a Director nominee. However, because of a change in NYSE rules, we note that, unlike at previous annual meetings, your broker will not be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder. Holders of common shares have no cumulative voting rights. If any of the nominees listed on pages 3 through 7 becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board of Directors, however, we have no reason to believe that this will occur.

The affirmative vote of holders of at least a majority of the shares cast, in person or by proxy, is necessary for approval of the PolyOne Corporation 2010 Equity and Performance Incentive Plan, approval of the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011), and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. An abstention or broker non-vote will have no effect on any of these proposals as the abstention or broker non-vote will not be counted in determining the number of votes cast.

We know of no other matters that will be presented at the meeting, however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to us, addressed to the Secretary, so that it is received on or before December 6, 2010. We suggest that all proposals be sent by certified mail, return receipt requested.

Additionally, a shareholder may submit a proposal for consideration at the 2011 Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) of our Regulations. In general, Regulation 8(c) provides that, to be timely, a shareholder’s notice must be delivered to our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.

Our proxy materials for the 2010 Annual Meeting of Shareholders will be mailed on or about April 5, 2010. Sixty days prior to the first anniversary of this date will be February 4, 2011, and 90 days prior to the first anniversary of this date will be January 5, 2011. Our proxies for the 2010 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c). For business to be properly requested by a shareholder to be brought before the 2011 Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of Regulation 8(c), not just the timeliness requirements set forth above.

Proxy Solicitation

We are making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, our officers and regular employees may request proxies by telephone or in person. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation for an estimated fee of $7,000 plus reasonable expenses. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

We are mailing our Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2009, to shareholders of record with this proxy statement.

For the Board of Directors
PolyOne Corporation

Lisa K. Kunkle
Vice President, General Counsel and
Secretary

March 29, 2010

APPENDIX A

POLYONE CORPORATION
2010 EQUITY AND PERFORMANCE INCENTIVE PLAN

1. Purpose.  The purpose of the PolyOne Corporation 2010 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions.  As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(d) “Change of Control” means, except as otherwise provided for in an Evidence of Award, the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii) individuals who, as of May 12, 2010, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 12, 2010 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g) “Company” means PolyOne Corporation, an Ohio corporation.

(h) “Compensation Committee” means the Compensation Committee (or any successor committee) appointed by the Board in accordance with the regulations of the Company consisting of at least three Directors who qualify as Non-Employee Directors and “outside directors” within the meaning of Section 162(m) of the Code, and who satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

(i) “Covered Employee” means a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j) “Date of Grant” means the date specified by the Compensation Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan, will become effective (which date will not be earlier than the date on which the Compensation Committee takes action with respect thereto).

(k) “Detrimental Activity” means:

(i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity;

(ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary;

(iii) The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter;

(iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries;

(v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(B) due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary; or

(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Effective Date” means the date that this Plan is approved by the shareholders of the Company.

(n) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of one or more awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Compensation Committee, need not be signed by a representative of the Company or a Participant.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p) “Existing Plan” means the 2008 Equity and Performance Incentive Plan, as amended.

(q) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(r) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(s) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Compensation Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Compensation Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(t) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on The New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Compensation Committee. The Compensation Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(v) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(w) “Option Price” means the purchase price payable on exercise of an Option Right.

(x) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(y) “Participant” means a person who is selected by the Compensation Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(z) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(bb) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

(cc) “Plan” means this PolyOne Corporation 2010 Equity and Performance Incentive Plan.

(dd) “Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ee) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(gg) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(hh) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, (F) as other awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 3,000,000 Common Shares, plus any Common Shares relating to awards that expire or are forfeited or cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall count against the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit described above.

(b) Life of Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i) The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares; and

(ii) The number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 1,200,000 Common Shares.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year; and

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 10 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

4. Option Rights.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Compensation Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) The Compensation Committee reserves the discretion at or after the Date of Grant to provide for the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(l) The Compensation Committee may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Compensation Committee’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(m) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Compensation Committee may approve.

5. Appreciation Rights.

(a) The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a Change of Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of a Tandem Appreciation Right may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve. Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Compensation Committee may

specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a Change of Control.

(e) During the Restriction Period, the Participant will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Compensation Committee may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividends or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

8. Performance Shares and Performance Units.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Compensation Committee at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change of Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Compensation Committee must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Compensation Committee at the Date of Grant.

(f) The Compensation Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve.

9. Awards to Non-Employee Directors.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Compensation Committee, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Compensation Committee. Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Compensation Committee, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10. Other Awards.

(a) The Compensation Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Compensation Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Compensation Committee shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c) The Compensation Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

(d) If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Compensation Committee at the Date of Grant. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the Date of Grant.

(e) Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in the event of the retirement, death or disability of the Participant, or a change of control.

11. Transferability.

(a) Except as otherwise determined by the Compensation Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the

Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Compensation Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Compensation Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under the Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12. Adjustments.  The Compensation Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or Change of Control, the Compensation Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Compensation Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

13. Administration of the Plan.

(a) This Plan will be administered by the Compensation Committee in which case, to the extent appropriate, references in the Plan to the Compensation Committee will be deemed to be references to the Board. The Compensation Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in this Plan to the Compensation Committee will be deemed to be references to such subcommittee. A majority of the Compensation Committee (or subcommittee) will constitute a quorum, and the action of the members of the Compensation Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Compensation Committee (or subcommittee).

(b) The interpretation and construction by the Compensation Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

(c) The Compensation Committee or, to the extent of any delegation as provided in Section 13(a), the subcommittee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Compensation Committee, the subcommittee or such person may have under the Plan. The Compensation Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Compensation Committee or the subcommittee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Compensation Committee or the subcommittee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

14. Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Compensation Committee shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under the Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value per Share of the Common Shares on the date of such disposition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

In addition, notwithstanding anything in the Plan to the contrary, any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time.

15. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s shareholders.

(c) If permitted by Section 409A of the Code and Section 162(m), but subject to the paragraph that follows, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Compensation Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Subject to Section 17(b) hereof, the Compensation Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 12 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

18. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19. Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

20. Effective Date/Termination.  This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date. No grant will be made under this Plan after May 12, 2020 (more than 10 years after the date on which this Plan is first approved by the shareholders of the Company), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Compensation Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Compensation Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i) Notwithstanding anything in this Plan to the contrary, up to 10% of the maximum number of Common Shares that may be issued or transferred under this Plan as provided for in Section 3(a)(i) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for Awards granted under Sections 4 through 8 and Section 10 of this Plan that do not comply with the three-year vesting requirements set forth in Sections 4(f), 5(b)(iii), 6(c), 7(c) and 10(d) of this Plan or the one-year vesting requirements set forth in Sections 4(g), 5(b)(v), 6(e), 7(a), 8(b) and 10(d) of this Plan; provided, however, that in no event will more than 10% of the maximum number of Common Shares that may be issued or transferred under this Plan as provided for in Section 3(a)(i) of this Plan, as may be adjusted under Section 12 of this Plan, be used for (A) Awards granted under Sections 4 through 8 and Section 10 of this Plan that do not comply with the three-year vesting requirements set forth in Sections 4(f), 5(b)(iii), 6(c), 7(c) and 10(d) of this Plan or the one-year vesting requirements set forth in Sections 4(g), 5(b)(v), 6(e), 7(a), 8(b) and 10(d) of this Plan, (B) Awards granted under Section 9 of the Plan or (C) a combination of the Awards described in subsections (A) and (B).

APPENDIX B

POLYONE CORPORATION
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
(EFFECTIVE JANUARY 1, 2011)

1. PURPOSE.  The PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011) (the “PolyOne SEAIP”) has been established to provide opportunities to certain key executive personnel of PolyOne Corporation (the “Company”) to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The PolyOne SEAIP is designed to provide a competitive level of performance-based incentive compensation when all relevant performance objectives are achieved. This PolyOne SEAIP is intended to replace the existing PolyOne Corporation Senior Executive Annual Incentive Plan that was last approved by the shareholders of the Company on May 19, 2005.

2. ADMINISTRATION.  The PolyOne SEAIP will be administered by the Compensation Committee of the Board of Directors of the Company (or any successor thereto) (the “Committee”). The Committee is authorized to interpret the PolyOne SEAIP and to establish and maintain guidelines necessary or desirable for the administration of the PolyOne SEAIP. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the PolyOne SEAIP. The Committee may delegate to the Chief Executive Officer or other officers, subject to such terms as the Committee shall determine, authority to perform certain functions, including administrative functions, except that the Committee shall retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

3. ELIGIBILITY.

(a) Participation in the PolyOne SEAIP will be limited to those key executive personnel selected by the Committee who have the potential to influence significantly and positively the performance of the Company.

(b) To be eligible for participation in any particular year during the term of the PolyOne SEAIP (a “Plan Year”), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the PolyOne SEAIP within 90 days after the commencement of the applicable Plan Year. The foregoing and other provisions of the PolyOne SEAIP notwithstanding, the Committee may select any eligible employee who the Committee determines is not a “covered employee” in a given Plan Year to receive an award under the PolyOne SEAIP without complying with the timing and other limitations set forth in Sections 3(b), 4(b), 5 and 8(b). The Committee may also make awards to newly hired or newly promoted executives without compliance with such timing and other limitations, which awards may be based on performance during less than the full Plan Year. For purposes of the PolyOne SEAIP, a “covered employee” means an officer who the Committee deems likely to have compensation for the Plan Year which would be non-deductible by the Company under Section 162(m) of the Code if the Company did not comply with the provisions of Section 162(m) of the Code and the regulations thereunder with respect to such compensation.

4. TARGET AWARD LEVELS.

(a) For each Plan Year, each participant will be assigned a target level of incentive opportunity (“Incentive Percentage”), stated as a percentage of base salary, that will be available to the participant upon achievement of the Performance Targets (as hereinafter defined) for the respective Performance Measures (as hereinafter defined) for the applicable Plan Year. The maximum award that will be available to a participant is 200% of the participant’s base salary, but in no event more than $3,000,000. In the case of a covered employee, unless the Committee specifies a separate maximum award amount that may be earned, the base salary upon which the Incentive Percentage is based will be the actual earned base salary for the Plan Year in which the Committee establishes the Incentive Percentage.

(b) Each participant’s Incentive Percentage for each Plan Year will be approved by the Compensation Committee within 90 days after the commencement of the applicable Plan Year. In determining the applicable Incentive Percentage other than for the Chief Executive Officer, the Committee will consider the recommendations of the Chief Executive Officer of the Company.

5. PERFORMANCE MEASURES AND TARGETS.

(a) Within 90 days after the commencement of each applicable Plan Year, the Committee shall determine the performance goal targets (“Performance Targets”) applicable to the measures of Company and/or business unit performance (“Performance Measures”) that must be achieved in order for awards to be paid under the PolyOne SEAIP. If the Committee so determines, a Performance Target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Performance Target. The Committee may determine that only the threshold level relating to a Performance Measure must be met for awards to be paid under the Plan, and if multiple Performance Measures are selected for any Plan Year, that awards will be paid under the Plan upon achievement of threshold levels of one or more of the specified Performance Measures. The Performance Measures may be made relative to the performance of other companies. The Performance Measures will include one or more of the following, as determined by the Committee for each Plan Year:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If more than one Performance Measure is selected by the Committee for a Plan Year, the Performance Measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. The weightings of the Performance Measures shall also be determined by the Committee within 90 days after the commencement of each applicable Plan Year.

6. CERTIFICATION OF ACHIEVEMENT.  Promptly following the end of each Plan Year the Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the PolyOne SEAIP. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to payout of each award granted to a covered employee, that the Performance Targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.

7. DETERMINATION OF AWARDS.  The amount of incentive awards available for payment to a participant under the PolyOne SEAIP will be the product of the participant’s salary and the Incentive Percentage, adjusted to reflect the weightings, if any, assigned to the Performance Measures with respect to which the Performance Targets were met and further adjusted, in the case of any Performance Target for which the Committee determined more than one level or range of performance, to reflect the level or range of performance achieved; provided, however, that the maximum annual dollar award (after giving effect to the 25% premium for restricted share deferrals provided for in Section 8) paid to any participant for any one Plan Year will be $3,000,000. No awards will be paid under the PolyOne SEAIP if none of the Performance Targets is achieved. Notwithstanding the amount of any available incentive award under the PolyOne SEAIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to a participant based on individual performance or otherwise. In no event may the Committee increase the amount of the maximum available incentive award (as described in Section 4(a) above) to a covered employee provided for under the PolyOne SEAIP.

8. PAYMENT OF AWARDS.

(a) Awards will be paid as soon as practicable after approval by the Committee, but not later than 70 days after the end of the Plan Year to which the awards relate.

(b) The Committee may determine, in a manner that complies with Section 409A of the Code, that all or a portion of the participant’s award will be paid in the form of restricted shares or share equivalent units. If permitted by the Committee, participants will also have the opportunity to elect, in a manner that complies with Section 409A of the Code, additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted shares or share equivalent units.

(c) Any award paid as restricted shares or share equivalent units will be enhanced with a 25% “premium” (i.e., for every $100 deferred, the participant will receive $125 in restricted shares or share equivalent units). Any grants of restricted shares or share equivalent units will be made under any of the Company’s then-effective equity plans. Restrictions on the restricted shares or share equivalent units will be determined by the Committee at the time awards are approved in accordance with the provisions of the equity plan of the Company under which the shares are awarded. The number of restricted shares to be delivered or share equivalent units to be credited to a participant in respect of his or her incentive award under the PolyOne SEAIP shall be determined by dividing the dollar amount of the incentive award (after giving effect to the 25% premium) under the PolyOne SEAIP by the fair market value of one common share of the Company on the first business day of the year immediately succeeding the Plan Year in respect of which the incentive award is made.

(d) For purposes of the PolyOne SEAIP, fair market value of one share shall be the mean of the high and low prices of the Company’s common shares on the relevant date (or, if no sale was made on such date, then on the next preceding date on which such a sale was made) on the composite tape reporting transactions in securities listed on The New York Stock Exchange. If the Company’s common shares are not listed on The New York Stock Exchange, the fair market value of one share of stock shall be as determined by the Committee.

(e) Any portion of a participant’s award not paid as restricted shares or share equivalent units will be paid in cash. Other provisions of this Section 8 notwithstanding, the Committee, in a manner that complies with Section 409A of the Code, may determine to payout all or any portion of the award that otherwise would be payable as restricted shares or share equivalent units in cash (without payment of any “premium”) in any circumstance deemed appropriate by the Committee.

9. OTHER PROVISIONS.

(a) No awards under the PolyOne SEAIP are to be considered earned until received.

(b) Awards to participants who serve in incentive-eligible positions for less than a full year, or who within a year serve in two or more positions that are of significantly different size, may be adjusted on a pro rata basis.

10. PAYMENT UPON CHANGE OF CONTROL.

(a) Unless otherwise provided in an individual agreement between the Company and a participant, within five days following the occurrence of a “Change of Control” (as defined in Attachment A hereto), the Company shall pay to each participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the PolyOne SEAIP. The amount of the Interim Payment shall equal the product of the number of months, including fractional months, that have elapsed until the occurrence of the Change of Control in the calendar year in which the Change of Control occurs and one-twelfth of the target level of incentive opportunity under the PolyOne SEAIP for the participant in effect prior to the Change of Control for the calendar year in which the Change of Control occurs.

(b) The Company will retain the obligation to make a final payment under the terms of the PolyOne SEAIP (if earned), but any Interim Payment made shall be offset against any later payment required to be made under the terms of the PolyOne SEAIP for the Plan Year in which a Change of Control occurs. In no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

11. AMENDMENT; TERM OF THE POLYONE SEAIP.

(a) The PolyOne SEAIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m) of the Code and the regulations promulgated thereunder regarding “performance-based” compensation.

(b) To the extent applicable, it is intended that the PolyOne SEAIP, and any grants of restricted shares or share equivalent units referenced in Section 8, comply with the provisions of Section 409A of the Code. The PolyOne SEAIP, and the agreements relating to any grants of restricted shares or share equivalent units referenced in Section 8, shall be administered in a manner consistent with this intent, and any provision that would cause the PolyOne SEAIP or such agreements to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of participants).

(c) The PolyOne SEAIP will, subject to shareholder approval at the 2010 Annual Meeting, be effective for the Plan Year beginning January 1, 2011, and will remain in effect thereafter until terminated by the Committee.

ATTACHMENT A

POLYONE CORPORATION
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
(EFFECTIVE JANUARY 1, 2011)

DEFINITION OF “CHANGE OF CONTROL”

For purposes of the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011), “Change of Control” means the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this section (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in section (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of section (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii) individuals who, as of May 12, 2010 constitute the Board (the “Incumbent Board” as modified by this section (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 12, 2010 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of section (iii) above.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your voting instruction card, you may choose one of the two voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Voting instruction cards submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.

+
1.	Election of Directors:	01 - J. Douglas Campbell 05 - Richard A. Lorraine 09 - Farah M. Walters	02 - Dr. Carol A. Cartwright 06 - Edward J. Mooney	03 - Richard H. Fearon 07 - Stephen D. Newlin	04 - Gordon D. Harnett 08 - William H. Powell

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08	09
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the PolyOne Corporation 2010 Equity and Performance Incentive Plan.	☐	☐	☐	3.	Proposal to approve the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011).	☐	☐	☐

4.	Proposal to ratify the appointment of Ernst & Young LLP as PolyOne’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

March 29, 2010
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:00 a.m. on Wednesday, May 12, 2010, at LACENTRE Conference and Banquet Facility, Champagne C Ballroom, 25777 Detroit Road, Westlake, Ohio.
Please review the Notice of the Annual Meeting and the Proxy Statement for information concerning the business to be conducted at the Annual Meeting and the nominees for election as Directors.
Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy card, or vote over the telephone or the Internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Your vote is very important. You may, of course, withdraw your proxy and change your vote, prior to or at the Annual Meeting, by following the steps described in the Proxy Statement.
I appreciate the strong support of our shareholders over the years and look forward to seeing you at the meeting.
Sincerely,
STEPHEN D. NEWLIN
Chairman, President and Chief Executive Officer
PolyOne Corporation
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card — PolyOne Corporation

ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 2010
This proxy is Solicited on Behalf of the Corporation’s Board of Directors
The undersigned hereby appoints Kenneth M. Smith, Lisa K. Kunkle and Robert M. Patterson, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all common shares of PolyOne Corporation held of record by the undersigned on March 15, 2010, at the Annual Meeting of Shareholders to be held on May 12, 2010, or any adjournment thereof.
The Board of Directors recommends a vote (1) “FOR” the election of the nominees to serve as Directors, (2) “FOR” the approval of the PolyOne Corporation 2010 Equity and Performance Incentive Plan, (3) “FOR” the approval of the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011), and (4) “FOR” the ratification of the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The shares represented by this Proxy will be voted as specified on the reverse side. If no direction is given in the space provided on the reverse side, this proxy will be voted “FOR” the election of the nominees specified on the reverse side, “FOR” the approval of the PolyOne Corporation 2010 Equity and Performance Incentive Plan, “FOR” the approval of the PolyOne Corporation Senior Executive Annual Incentive Plan (Effective January 1, 2011), and “FOR” the ratification of the appointment of Ernst & Young LLP as PolyOne Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.